Exhibit 2.14

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of 31 December 2019, Anheuser-Busch InBev SA/NV had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares without nominal value		New York Stock Exchange*
American Depositary Shares, each representing one ordinary share without nominal value	BUD	New York Stock Exchange
6.375% Notes due 2040 (issued January 2010)	BUD40	New York Stock Exchange
4.375% Notes due 2021 (issued January 2011)	BUD21	New York Stock Exchange
8.200% Notes due 2039 (issued March 2011)	BUD39	New York Stock Exchange
2.500% Notes due 2022 (issued July 2012)	BU22	New York Stock Exchange
3.750% Notes due 2042 (issued July 2012)	BUD42A	New York Stock Exchange
2.625% Notes due 2023 (issued January 2013)	BUD/23	New York Stock Exchange
4.000% Notes due 2043 (issued January 2013)	BUD/43	New York Stock Exchange
3.700% Notes due 2024 (issued January 2014)	BUD/24	New York Stock Exchange
4.625% Notes due 2044 (issued January 2014)	BUD/44	New York Stock Exchange
3.300% Notes due 2023 (issued January 2016)	BUD/23A	New York Stock Exchange
3.650% Notes due 2026 (issued January 2016)	BUD/26	New York Stock Exchange
4.700% Notes due 2036 (issued January 2016)	BUD/36	New York Stock Exchange
4.900% Notes due 2046 (issued January 2016)	BUD/46	New York Stock Exchange
Floating Rate Notes due 2021 (issued January 2016)	BUD/21A	New York Stock Exchange
4.950% Notes due 2042 (issued December 2016)	BUD/42	New York Stock Exchange
6.625% Notes due 2033 (issued December 2016)	BUD/33	New York Stock Exchange
5.875% Notes due 2035 (issued December 2016)	BUD/35	New York Stock Exchange
4.439% Notes due 2048 (issued August 2017)	BUD/48	New York Stock Exchange
3.500% Notes due 2024 (issued April 2018)	BUD/24B	New York Stock Exchange
4.000% Notes due 2028 (issued April 2018)	BUD/28	New York Stock Exchange
4.375% Notes due 2038 (issued April 2018)	BUD/38	New York Stock Exchange
4.600% Notes due 2048 (issued April 2018)	BUD/48A	New York Stock Exchange
4.750% Notes due 2058 (issued April 2018)	BUD/58	New York Stock Exchange
Floating Rate Notes due 2024 (issued April 2018)	BUD24A	New York Stock Exchange
4.150% Notes due 2025 (issued January 2019)	BUD/25	New York Stock Exchange
4.750% Notes due 2029 (issued January 2019)	BUD/29	New York Stock Exchange
4.900% Notes due 2031 (issued January 2019)	BUD/31	New York Stock Exchange
5.450% Notes due 2039 (issued January 2019)	BUD/39A	New York Stock Exchange
5.550% Notes due 2049 (issued January 2019)	BUD/49	New York Stock Exchange
5.800% Notes due 2059 (issued January 2019)	BUD/59	New York Stock Exchange
4.900% Notes due 2046 (issued May 2019)	BUD/46A	New York Stock Exchange
4.700% Notes due 2036 (issued May 2019)	BUD/36A	New York Stock Exchange
3.650% Notes due 2026 (issued May 2019)	BUD/26A	New York Stock Exchange

*	Not for trading, but only in connection with the registration of American Depositary Shares representing such ordinary shares, pursuant to the requirements of the Securities and Exchange Commission.

In this exhibit, references to “AB InBev,” “we,” “us,” “our” and “AB InBev Group” are to, as the context otherwise requires, Anheuser-Busch InBev SA/NV, a Belgian public limited liability company (société anonyme/naamloze vennootschap), and the group of companies owned and/or controlled by AB InBev. Capitalized terms used but not defined herein have the meanings given to them in AB InBev’s annual report on Form 20-F for the fiscal year ended 31 December 2019 (the “2019 Form 20-F”).

Description of Ordinary Shares

Form and Transferability of Our Shares

Our share capital is represented by 2,019,241,973 shares without nominal value, of which 1,693,242,156 are Ordinary Shares registered pursuant to Section 12(b) of the Act. There are two classes of shares: all shares are Ordinary Shares, except for 325,999,817 Restricted Shares, which are not registered pursuant to Section 12(b) of the Act.

Our Ordinary Shares can take the form of registered shares or dematerialized shares. Restricted Shares may only be held in registered form.

All of our shares are fully paid-up. Ordinary Shares are freely transferable.

Changes to Our Share Capital

Capital Increase by Our Shareholders’ Meeting

Changes to our share capital may be decided by our shareholders’ meeting. Our shareholders’ meeting may at any time decide to increase or decrease our share capital. Such resolution must satisfy the following quorum and majority requirements: (i) a quorum of 50% of the issued share capital must be present or represented at the meeting, and (ii) the capital increase must be approved by at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened where no quorum requirement applies but where the special 75% majority requirement applies. See “—Description of the Rights and Benefits Attached to Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements” below.

Capital Increase by Our Board of Directors

Subject to the same quorum and majority requirements described above, our shareholders’ meeting may authorize our Board, within certain limits, to increase our share capital without any further approval of shareholders, by way of authorized capital. This authorization needs to be limited in time (i.e., it can only be granted for a renewable period of a maximum of five years) and in scope (i.e., the increase by way of authorized capital may not exceed the amount of the share capital at the time of the authorization).

At the annual shareholders’ meeting on 26 April 2017, our shareholders’ meeting authorized our Board to increase the share capital of AB InBev to an amount not to exceed 3% of the total number of shares issued and outstanding on 26 April 2017 (i.e., 2,019,241,973). This authorization has been granted for five years and can be used for several purposes, including when the sound management of our business or the need to react to appropriate business opportunities calls for a restructuring, an acquisition (whether private or publish) of securities or assets in one or more companies, or generally, any other appropriate increase of our capital.

Preferential Subscription Right and Anti-Dilution

In the event of a share capital increase by way of the issue of new shares, convertible bonds, bonds repayable in shares, subscription rights or other financial instruments giving a right to shares (any such shares, bonds, rights or instruments being “Equity Interests”), all shareholders will have a preferential right to subscribe for any such Equity Interests, as set out in and in accordance with Article 7:188 of the Belgian Companies Code. The preferential subscription right shall entitle each shareholder to subscribe for any new Equity Interests, pro rata to the proportion of existing share capital as he or she holds immediately prior to such issue and subject to the rules of Article 7:188 of the Belgian Companies Code. Each shareholder may exercise his or her preferential right in whole or in part.

Our shareholders’ meeting may restrict or cancel the preferential subscription right, in accordance with Article 7:191 of the Belgian Companies Code, for a purpose that is in our best interests, provided, however, that if the preferential subscription right is restricted or canceled with respect to any issuance in which any of our shareholders acquires any such Equity Interests, all our shareholders shall be given the same right and be treated in the same way. This requirement shall not apply when the preferential subscription right is restricted or canceled with respect to issuances of Equity Interests issued solely pursuant to stock option plans or other compensation plans in the ordinary course of business. Where our shareholders’ meeting has granted an authorization to our board of directors to effect a capital increase in the framework of the authorized capital and such authorization allows our board of directors to do so, our board of directors may likewise restrict or cancel the preferential subscription right applying the same principles as set out in this paragraph.

Any decision to restrict or cancel the preferential subscription right will require a quorum at the shareholders’ meeting of shareholders holding at least 50% of the share capital and, approval by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions).

No Restricted Shares shall be issued other than to a Restricted Shareholder exercising its preferential subscription right in respect of its holding of Restricted Shares, without prejudice to the right of the Ordinary Shareholders to exercise their second ranking preferential subscription right in accordance with Article 7:188 of the Belgian Companies Code. In case of any event referred to in Article 8.1 of our articles of association, Restricted Shareholders shall only be entitled or required to receive Restricted Shares in respect of the Restricted Shares held by them.

Certain shareholders (including shareholders resident in, or citizens of, certain jurisdictions, such as the United States, Australia, Canada and Japan) may not be entitled to exercise such rights even if they are not disapplied unless the rights and related shares are registered or qualified for sale under the relevant legislative or regulatory framework.

Purchases and Sales of Our Own Shares

We may only acquire our own shares pursuant to a decision by our shareholders’ meeting taken under the conditions of quorum and majority provided for in the Belgian Companies Code. Such a decision requires a quorum at the shareholders’ meeting of shareholders holding at least 50% of the share capital and approval by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions).

On 28 September 2016, our shareholders’ meeting granted an authorization allowing us to acquire our shares, either on or outside of the stock exchange, up to a maximum of 20% of the issued shares for a unitary price which will not be lower than one Euro and not higher than 20% above the highest closing price on Euronext Brussels in the last 20 trading days preceding the transaction. This authorization is valid for a period of five years as from 28 September 2016.

We may only dispose of our own shares in accordance with the conditions of the Belgian Companies Code.

With respect to the shares acquired by us as a result of the merger between us and former AB InBev, our Board shall be entitled to dispose of such shares only in connection with (i) any share delivery obligations undertaken by former AB InBev prior to 11 November 2015, (ii) any stock option plans or other compensation plans (including the Zenzele schemes) or (iii) any stock lending agreement or similar arrangement in respect of which we used our own shares for the purposes set out in items (i) and (ii).

See “Item 16E. Purchases of Equity Securities by the Issuer” in the 2019 Form 20-F for details of our recent share repurchase programs.

Description of the Rights and Benefits Attached to Our Shares

Right to Attend and Vote at Our Shareholders’ Meeting

Ordinary Shareholders’ Meeting

Our ordinary shareholders’ meeting will be held on the last Wednesday of April of each year, at 11:00 a.m., Belgian time, in one of the municipalities of the Brussels-Capital Region, in Leuven or in Liège, at the place which will be mentioned in the convening notice. If this date is a legal holiday, the meeting will be held on the next business day at the same time.

At this meeting, our Board and the statutory auditor will present a report on our management and financial situation as at the end of the previous accounting year, which shall run from 1 January to 31 December. The shareholders will then vote on the approval of the annual accounts, the allocation of our profit or loss, the appointment or renewal, if necessary, of directors or statutory auditors, remuneration of the directors and the auditor and the release from liability of the directors and the statutory auditor.

Ad hoc and Extraordinary Shareholders’ Meetings

Our Board or our statutory auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary shareholders’ meeting. Such shareholders’ meeting must also be convened every time one or more of our shareholders holding at least one-tenth of our share capital so demand.

Such shareholders’ meetings shall be held on the day, at the hour and in the place designated by the convening notice. They may be held at locations other than our registered office.

Notices Convening Our Shareholders’ Meeting

Notices of our shareholders’ meetings contain the agenda of the meeting and the recommendations of our board of directors on the matters to be voted upon.

Notices for our shareholders’ meetings are given in the form of announcements placed at least 30 days prior to the meeting in at least one Belgian newspaper and in the Belgian State Gazette (Moniteur belge/Belgisch Staatsblad). Notices will be sent 30 days prior to the date of our shareholders’ meetings to the holders of our registered shares, holders of our registered warrants and to our directors and our statutory auditor.

Notices of all our shareholders’ meetings and all related documents, such as specific board of directors’ and auditor’s reports, will also be published on our website.

Admission to Meetings

All shareholders are entitled to attend our shareholders’ meetings, take part in the deliberations and, within the limits prescribed by the Belgian Companies Code and our articles of association, vote, provided they have complied with the formalities for admission set out in the convening notice.

The right to participate in and vote at a shareholders’ meeting will require a shareholder to:

•

have the ownership of his or her shares recorded in his or her name on the 14th calendar day preceding the date of the shareholders’ meeting, either through registration in the register of our registered shares, for holders of registered shares, or through book-entry in the accounts of an authorized account holder or clearing organization, for holders of dematerialized shares; and

•

notify us (or a person designated by us) at the latest on the sixth calendar day preceding the date of the shareholders’ meeting of his or her intention to participate in the meeting, indicating the number of shares in respect of which he or she intends to do so. In addition, a holder of dematerialized shares must, at the latest on the same day, provide us (or a person designated by us) with an original certificate issued by an authorized account holder or a clearing organization certifying the number of shares owned by the relevant shareholder on the record date for the shareholders’ meeting and for which he or she has notified his or her intention to participate in that meeting.

Voting by Proxy

Any shareholder with the right to vote may either personally participate in the meeting or give a proxy to another person, who need not be a shareholder, to represent him or her at the meeting. A shareholder may designate, for a given meeting, only one person as proxy holder, except in circumstances where Belgian law allows the designation of multiple proxy holders. The appointment of a proxy holder may take place in paper form or electronically (in which case, the form shall be signed by means of an electronic signature in accordance with applicable Belgian law), through a form which shall be made available by us. The signed original paper or electronic form must be received by us at the latest on the sixth calendar day preceding the date of the shareholders’ meeting. Any appointment of a proxy holder shall comply with relevant requirements of applicable Belgian law in terms of conflicting interests, record keeping and any other applicable requirements.

Remote Voting

Any shareholder with the right to vote may vote remotely in relation to our shareholders’ meeting by sending a paper form or, if permitted by us in the notice convening the meeting, by sending a form electronically (in which case, the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by us. Only forms received by us at the latest on the sixth calendar day preceding the date of the meeting will be taken into account.

Shareholders voting remotely must, in order for their vote to be taken into account for the calculation of the quorum and voting majority, comply with the admission formalities set out in the convening notice.

Right to Request Items Be Added to the Agenda and to Ask Questions at the Shareholders’ Meeting

One or more shareholders that together hold at least 3% of our share capital may request for items to be added to the agenda of any convened meeting and submit proposals for resolutions with regard to existing agenda items or new items to be added to the agenda, provided that (i) they prove ownership of such shareholding as at the date of their request and record their shares representing such shareholding on the record date for the relevant shareholders’ meeting and (ii) the additional items to be added to the agenda and/or proposed resolutions have been sent in writing (by registered mail or e-mail) by these shareholders to our registered office no later than on the twenty-second day preceding the date of the relevant shareholders’ meeting. Such shareholdings must be proven by a certificate evidencing the registration of the relevant shares in our share register or by a certificate issued by the authorized account holder or the clearing organization certifying the book-entry of the relevant number of dematerialized shares in the name of the relevant shareholder(s).

We shall acknowledge receipt of shareholders’ requests within 48 hours and, if required, publish a revised agenda of the shareholders’ meeting at the latest on the 15th day preceding the date of the shareholders’ meeting. The right to request that items be added to the agenda or that proposed resolutions in relation to existing agenda items be submitted does not apply in case of a second shareholders’ meeting that must be convened because the quorum was not obtained during the first shareholders’ meeting.

Within the limits of Article 7:139 of the Belgian Companies Code, our directors and our auditor shall answer, during the shareholders’ meeting, any questions raised by shareholders. Shareholders may ask questions either during the meeting or in writing, provided that we receive the written question at the latest on the sixth day preceding the date of the shareholders’ meeting.

Quorum and Majority Requirements

Each of our shares is entitled to one vote except for shares owned by us, or by any of our subsidiaries, the voting rights of which are suspended. Without prejudice to the specific rights and obligations attached to the Restricted Shares, the shares held by our principal shareholders do not entitle such shareholders to different voting rights.

Save as provided in the Belgian Companies Code and our articles of association, there will be no quorum requirement at our shareholders’ meetings and decisions will be taken by a simple majority vote.

Resolutions relating to amendments of our articles of association or a merger or split are subject to special quorum and majority requirements. Specifically, any resolution on these matters will require the presence in person or by proxy of shareholders holding an aggregate of at least 50% of our issued share capital, and the approval of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, the quorum requirement will not apply. However, the special majority requirement will continue to apply.

Resolutions relating to the modification of the rights attached to a particular class of our shares are subject to special quorum and majority requirements. Specifically, any resolution on these matters will require the presence in person or by proxy of shareholders holding an aggregate of at least 50% of the issued share capital in each class of our shares and the approval of at least 75% of the votes cast at the meeting in each class of our shares (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, the quorum requirement will not apply. However, the special majority requirement will continue to apply.

Any modification of our corporate purpose will require a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a qualified majority of at least 80% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum will be required, but the relevant resolution must be approved by a qualified majority of at least 80% of the votes cast at the meeting (not counting abstentions).

Any authorization to repurchase shares will require a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum will be required, but the relevant resolution must be approved by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions).

Pursuant to Article 40 of our articles of association, any acquisition or disposal of tangible assets by us for an amount higher than the value of one-third of our consolidated total assets as reported in our most recent audited restated consolidated financial statements shall be within the exclusive jurisdiction of our shareholders’ meeting and shall be adopted with a positive vote of 75% of the shares attending or represented at the meeting, regardless of the number of shares attending or represented.

Dividends

All of our shares participate equally in our profits. Our Ordinary Shares (including our Ordinary Shares represented by our ADSs) and Restricted Shares have the same rights in relation to dividends and other distributions.

The Belgian Companies Code provides that dividends can only be paid up to an amount equal to the excess of our shareholders’ equity over the sum of (i) paid-up or called-up share capital and (ii) reserves not available for distribution pursuant to law or our articles of association. Under Belgian law and our articles of association, we must allocate an amount of 5% of our annual net profit on an unconsolidated basis to a legal reserve in our unconsolidated financial statements until such reserve equals 10% of our share capital.

In general, we may only pay dividends with the approval of the shareholders’ meeting. The annual dividend payment (if any) will be approved by our shareholders at our Ordinary Shareholders’ meeting and will be paid on the dates and the places determined by our board of directors. In addition, our Board may declare interim dividends without shareholder approval, in accordance with the provisions of the Belgian Companies Code and Article 44 of our articles of association. It is expected that our board will decide the payment of dividends on a semi-annual basis.

See “Item 8. Financial Information—A. Consolidated Financial Statements and Other Financial Information—Dividend Policy” in the 2019 Form 20-F for further information on our current dividend policy.

Appointment of Directors

Under our articles of association, the directors are appointed as follows:

•	three independent directors will be appointed by our shareholders’ meeting upon proposal by our board of directors;

•

so long as the Stichting and/or any of its affiliates, any of their respective successors and/or successors’ affiliates own, in aggregate, more than 30% of the shares with voting rights in our share capital, nine directors will be appointed by our shareholders’ meeting upon proposal by the Stichting (and/or any of its affiliates, any of their respective successors and/or successors’ affiliates); and

•	so long as the Restricted Shareholders, together with their affiliates and/or any of their successors and/or successors’ affiliates, own in aggregate:

•	more than 13.5% of the shares with voting rights in our share capital, three directors will be appointed by our shareholders’ meeting upon proposal by the Restricted Shareholders;

•	more than 9% but not more than 13.5% of the shares with voting rights in our share capital, two directors will be appointed by our shareholders’ meeting upon proposal by the Restricted Shareholders;

•	more than 4.5% but not more than 9% of the shares with voting rights in our share capital, one director will be appointed by our shareholders’ meeting upon proposal by the Restricted Shareholders; and

•

4.5% or less than 4.5% of the shares with voting rights in our share capital, the Restricted Shareholders will no longer have the right to propose any candidate for appointment as a member of our board of directors and no directors will be appointed upon proposal by the Restricted Shareholders.

Liquidation Rights

We can only be dissolved by a shareholders’ resolution passed in accordance with the conditions laid down for the amendment of our articles of association (i.e., with a majority of at least 75% of the votes cast (not counting abstentions) at an extraordinary shareholders’ meeting where at least 50% of the share capital is present or represented).

If, as a result of losses incurred, the ratio of our net assets (determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene an extraordinary shareholders’ meeting within two months as of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this shareholders’ meeting, our board of directors must propose either the dissolution of the company or the continuation of the company, in which case, our board of directors must propose measures to redress our financial situation. Shareholders’ resolutions relating to our dissolution are adopted in accordance with the conditions laid down for the amendments of our articles of association.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed; provided, however, that in this instance, shareholders representing 25% of the votes validly cast at the relevant shareholders’ meeting can decide to dissolve the company. If the amount of our net assets has dropped below EUR 61,500 (the minimum amount of share capital of a Belgian limited liability company (société anonyme / naamloze vennootschap)), any interested party is entitled to request the competent court to dissolve the company. The court can order the dissolution of the company or grant a grace period within which we may remedy the situation.

In the event of our dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses shall be distributed to the holders of our shares, each receiving a sum proportional to the number of our shares held by them. Our Ordinary Shares and Restricted Shares have the same rights in relation to all proceeds of a dissolution, liquidation or winding-up.

Transactions with Major Shareholders

In the event of (i) a contribution in kind to us with assets owned by any person or entity which is required to file a transparency declaration pursuant to applicable Belgian law or a subsidiary of such person or entity or (ii) a merger of the company with such a person or entity or a subsidiary of such person or entity, then such person or entity and its subsidiaries shall not be entitled to vote on the resolution submitted to the shareholders’ meeting to approve such contribution in kind or merger.

Disclosure of Significant Shareholdings

In addition to the transparency disclosure thresholds set out by the applicable Belgian legislation (i.e., 5%, 10%, 15% and so on in five percentage point increments), the disclosure obligation set out in such legislation shall also apply as soon as the amount of securities giving voting rights held by a person acting alone or by persons acting in concert reaches, exceeds or falls below a 3% or 7.5% threshold of the total outstanding securities with voting rights. Any obligation imposed by the applicable Belgian legislation to holders of 5% (or any multiple of 5%) of the total outstanding securities with voting rights shall also apply to the additional notification thresholds of 3% and 7.5%. For details of our major shareholders, see “Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders” in the 2019 Form 20-F.

Mandatory Bid

Public takeover bids for our shares and other securities, if any, are subject to supervision by the FSMA. Any public takeover bids must be extended to all of our voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) in the Belgian Law of 1 April 2007 on public takeover bids and the Belgian Royal Decree of 27 April 2007 on public takeover bids. The Belgian Law of 1 April 2007 on public takeover bids provides that a mandatory bid must be launched if a person, as a result of his or her own acquisition or the acquisition by persons acting in concert with him or her or by persons acting for his or her account, directly or indirectly holds more than 30% of the voting rights in a company having its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility, as designated by the Belgian Royal Decree of 27 April 2007 on public takeover bids (as set out in “Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders—Shareholding Structure” in the 2019 Form 20-F).

The mere fact of exceeding the relevant threshold through the acquisition of shares will give rise to a mandatory bid, irrespective of whether the price paid in the relevant transaction exceeds the current market price. The duty to launch a mandatory bid does not apply in case of an acquisition if it can be shown that a third party exercises control over us or that such third party holds a larger stake than the person holding 30% of the voting rights.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as the obligations to disclose significant shareholdings and merger control regulations, that may apply to us and which may make an unsolicited tender offer, merger, change in management or other change in control more difficult. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of our shares. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their shares at a premium.

In addition, the board of directors of a Belgian company may, in certain instances and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the company’s authorized capital) or through share buy-backs (i.e., the purchase of our own shares).

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association imposes any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Description of Debt Securities

Terms Applicable to the 4.900% Notes due 2046, the 4.700% Notes due 2036 and the 3.650% Notes due 2026

The 4.900% Notes due 2046 (the “2046 Notes”), the 4.700% Notes due 2036 (the “2036 Notes”) and the 3.650% Notes due 2026 (the “2026 Notes” and, together with the 2046 Notes and the 2036 Notes, the “May 2019 Notes”) have the respective maturity dates, interest rates and interest payment dates as specified in the table below.

Title of Series	Interest Rate	Maturity Date	Interest Accrues From	Interest Payment Date(s)
4.900% Notes due 2046	4.900%	1 February 2046	1 February 2019	1 February and 1 August
4.700% Notes due 2036	4.700%	1 February 2036	1 February 2019	1 February and 1 August
3.650% Notes due 2026	3.650%	1 February 2026	1 February 2019	1 February and 1 August

The May 2019 Notes are issued by Anheuser-Busch Companies, LLC (“ABC” and an “Issuer”, with respect to the May 2019 Notes) and Anheuser-Busch InBev Worldwide Inc. (“ABIWW” and an “Issuer” and together, the “Issuers”, with respect to the May 2019 Notes) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc. (“ABIFI”), Brandbev S.à r.l., Brandbrew S.A. and Cobrew NV (the “Subsidiary Guarantors,” and, together with the Parent Guarantor, the “Guarantors”), subject to certain customary release provisions.

Each series of the May 2019 Notes is issued under a supplemental indenture to the indenture, dated as of 13 November 2018 (the “Indenture”, with respect to the May 2019 Notes), among ABIWW and ABC, as co-issuers, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The May 2019 Notes will be joint and several obligations of ABIWW and ABC. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the May 2019 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The May 2019 Notes will be senior unsecured obligations of the Issuers and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuers. The May 2019 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The May 2019 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The May 2019 Notes do not provide for any sinking fund. The May 2019 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

Interest on the 2046 Notes, 2036 Notes and 2026 Notes will accrue from 1 August 2018 and will be payable semi-annually in arrears on 1 February and 1 August of each year commencing 1 August 2019 until the principal of such May 2019 Notes is paid or duly made available for payment. Interest on the May 2019 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any May 2019 Note or the date fixed for redemption or payment in connection with an acceleration of any May 2019 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment. Interest on the May 2019 Notes will be paid to the persons in whose names the May 2019 Notes are registered at the close of business on the 15 January and 15 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day.

Redemption

Optional Redemption

Prior to (i) with respect to the 2026 Notes, 1 November 2025 (three months prior to the maturity date of the 2026 Notes), (ii) with respect to the 2036 Notes, 1 August 2035 (six months prior to the maturity date of the 2036 Notes) and (iii) with respect to the 2046 Notes, 1 August 2045 (six months prior to the maturity date of the 2046 Notes) (each such date, a “Par Call Date”), each series of May 2019 Notes may be redeemed at any time, at the Issuers’ option, as a whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the May 2019 Notes to be redeemed; and (2) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the May 2019 Notes to be redeemed as if the May 2019 Notes to be redeemed matured on the applicable Par Call Date for the 2026 Notes, 2036 Notes and 2046 Notes (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as indicated in the table below) for such series of May 2019 Notes. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date.

Title of Series	Make-Whole Spread
3.650% Notes due 2026	25 bps
4.700% Notes due 2036	30 bps
4.900% Notes due 2046	35 bps

On or after the applicable Par Call Date, each series of May 2019 Notes will be redeemable as a whole or in part, at the Issuers’ option at any time and from time to time at a redemption price equal to 100% of the principal amount of the May 2019 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. On and after the redemption date, interest will cease to accrue on the May 2019 Notes or any portion of the May 2019 Notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the May 2019 Notes to be redeemed on that date. If fewer than all of the May 2019 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular May 2019 Notes of such series or portions thereof for redemption from the outstanding May 2019 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate, provided that if the May 2019 Notes of a series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker (as defined below) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable fixed May 2019 Note.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by us, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by us.

“Reference Treasury Dealer” means (i) Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuers will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuers after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Optional Tax Redemption

Each series of the May 2019 Notes may be redeemed at any time, at either Issuer’s or the Parent Guarantor’s option, in whole but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the May 2019 Notes of such series then outstanding, plus accrued and unpaid interest on the principal amount being redeemed (and any Additional Amounts) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which either Issuer or any Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or herein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 13 November 2018 (any such change or amendment, a “Change in Tax Law”), such Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts with respect to the May 2019 Notes of a particular series, and (ii) such obligation cannot be avoided by such Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by such Issuer under the circumstances described under “—Additional Amounts”; provided, however, that the May 2019 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of such Issuer assigning its obligations under the May 2019 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any such notice of redemption pursuant to the foregoing, the relevant Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that such Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the relevant Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the relevant May 2019 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under the Indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on the May 2019 Notes. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring May 2019 Notes to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the May 2019 Notes or the Indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the Indenture and we would be required to appoint a successor trustee.

Substitution of an Issuer; Consolidation, Merger and Sale of Assets

Any Issuer or Guarantor, without the consent of the holders of any of the May 2019 Notes, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the May 2019 Notes (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the applicable Issuer’s or Guarantor’s respective obligations under the May 2019 Notes or the Guarantees, as the case may be, and the Indenture, as applicable;

(b)	any successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the applicable Issuer is not in default of any payments due under the May 2019 Notes and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the May 2019 Notes and the Indenture are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuers and the Substitute Issuer jointly and severally indemnify each holder for any income tax or other tax (if any) recognized by such holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such holder), provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of Additional Amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the May 2019 Notes are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such May 2019 Notes will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the May 2019 Notes, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such May 2019 Notes will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuers or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Modifications and Amendment

The Issuers, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the holders under the May 2019 Notes and any other debt securities issued under the Indenture or the Guarantees only with the consent of the holders of not less than a majority in aggregate principal amount of the May 2019 Notes then outstanding under (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any May 2019 Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any May 2019 Note, or change an Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the May 2019 Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the holder of each May 2019 Note so affected; or (b) reduce the aforesaid percentage of the consent of the holders of which is required for any such agreement, without the consent of the holders of the affected series of the May 2019 Notes then outstanding. To the extent that any changes directly affect fewer than all the series of the May 2019 Notes, only the consent of the holders of May 2019 Notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuers, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for May 2019 Notes;

•

to evidence the succession of another person to any Issuers or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of an Issuer or any of the Guarantors, pursuant to the Indenture;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuers or the Guarantors, for the benefit of the holders of May 2019 Notes, or to surrender any rights or powers conferred on the Issuers or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the holders of May 2019 Notes;

•

to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of holders of the May 2019 Notes with respect to such provision or (B) shall become effective only when there are no May 2019 Notes outstanding;

•

to modify the restrictions on and procedures for resale and other transfers of the May 2019 Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuers and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the May 2019 Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuers may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the May 2019 Notes and create and issue additional debt securities having identical terms and conditions as the May 2019 Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding May 2019 Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to the May 2019 Notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above; or

•	to make any other change that does not materially adversely affect the interests of the holders of the May 2019 Notes.

Discharge of Indentures

The Indenture provides that the Issuers and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer of or exchange May 2019 Notes and any other debt securities issued thereunder, replace stolen, lost or mutilated May 2019 Notes and any other debt securities issued thereunder, make payments of principal and interest and maintain paying agencies) if:

•	the Issuers or the Guarantors have paid or caused to be paid in full the principal of and interest on all May 2019 Notes and any other debt securities outstanding thereunder;

•	the Issuers or the Guarantors shall have delivered to the Trustee for cancellation all May 2019 Notes and any other debt securities outstanding theretofore authenticated; or

•

all May 2019 Notes and any other debt securities issued thereunder not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuers or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such May 2019 Notes and/or other debt securities, as applicable (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the Indenture.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuers and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuers or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the May 2019 Notes, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the May 2019 Notes then outstanding on the dates such payments are due in accordance with the terms of the May 2019 Notes;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuers, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the May 2019 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuers, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the holders, other than holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their May 2019 Notes in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of May 2019 Notes beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such May 2019 Notes in carrying on a business in such jurisdiction of incorporation; and

•

the Issuers, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Limitation on Liens

So long as any of the May 2019 Notes remain outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the May 2019 Notes (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the May 2019 Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the Indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the May 2019 Notes, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the May 2019 Notes (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the May 2019 Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the May 2019 Notes (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the Indenture and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

(a)

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(i)

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property; and

(ii)

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(A)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of May 2019 Notes equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(B)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(C)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(D)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(b)	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(i)	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(A)

the amount of May 2019 Notes theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of May 2019 Notes purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(B)	the amount thereof previously credited under paragraph (d) below,

(C)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below and

(D)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(ii)	a deposit with the Trustee for cancellation of the May 2019 Notes then being surrendered as set forth in such certificate.

(c)

Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(d)

The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire May 2019 Notes under this covenant, for the principal amount of any May 2019 Notes deposited with the Trustee for the purpose and also for the principal amount of (i) any May 2019 Notes theretofore redeemed at the option of the Parent Guarantor and (ii) any May 2019 Notes previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the May 2019 Notes.

(e)

For purposes of this covenant, the amount or the principal amount of May 2019 Notes which are issued with original issue discount shall be the principal amount of such May 2019 Notes that on the date of the purchase or redemption of such May 2019 Notes referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the May 2019 Notes:

(a)

payment default—(i) the Issuers or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuers or a Guarantor fails to pay the principal (or premium, if any) due on the May 2019 Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuers or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuers or a Guarantor defaults in the performance or observance of any of their other material obligations under or in respect of the May 2019 Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuers and the Parent Guarantor by the Trustee or to the Issuers, the Parent Guarantor and the Trustee by the holders of at least 25% in principal amount of the outstanding May 2019 Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the May 2019 Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuers or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuers, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuers, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuers, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuers, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the May 2019 Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the May 2019 Notes shall already have become due and payable (in which case no action is required for the acceleration of the May 2019 Notes), the holders of not less than 25% in aggregate principal amount of May 2019 Notes then outstanding, by written notice to the Issuers, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the May 2019 Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the May 2019 Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the May 2019 Notes then outstanding may, by written notice to the Issuers and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding May 2019 Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding May 2019 Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding May 2019 Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the May 2019 Notes, or else specifying any default.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by board resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by board resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable board resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000, and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by board resolution, designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Parent Guarantor may, at its option, by board resolution, elect that such facility subsequently be included as a Principal Plant.

“Redemption Date,” when used with respect to any May 2019 Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by board resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further board resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Issuers and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable board resolution.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith and (B) EBITDA is calculated by the Parent Guarantor substantially in the same manner as EBITDA, as defined, is calculated for the amounts shown in “Item 5. Operating and Financial Review—E. Results of Operations” in the 2019 Form 20-F.

“Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

Terms Applicable to the 4.150% Notes due 2025, 4.750% Notes due 2029, 4.900% Notes due 2031, 5.450% Notes due 2039, 5.550% Notes due 2049 and 5.800% Notes due 2059

The fixed rate notes due 2025 (the “2025 Notes”) will bear interest at a rate of 4.150% per year, the fixed rate notes due 2029 (the “2029 Notes”) will bear interest at a rate of 4.750% per year, the fixed rate notes due 2031 (the “2031 Notes”) will bear interest at a rate of 4.900% per year, the fixed rate notes due 2039 (the “2039 Notes”) will bear interest at a rate of 5.450% per year, the fixed rate notes due 2049 (the “2049 Notes”) will bear interest at a rate of 5.550% per year and the fixed rate notes due 2059 (the “2059 Notes” and together with the 2025 Notes, the 2029 Notes, the 2039 Notes and the 2049 Notes, the “January 2019 Notes”) will bear interest at a rate of 5.800% per year. The Notes are issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the January 2019 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the January 2019 Notes). Each series of the January 2019 Notes are listed on the New York Stock Exchange.

Each series of the January 2019 Notes is issued under a separate supplemental indenture to the indenture dated as of April 4, 2018 (the “Indenture”, with respect to the January 2019 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities - Terms Applicable to the January 2019 Notes and April 2018 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the January 2019 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The January 2019 Notes are senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The January 2019 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The January 2019 Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The January 2019 Notes do not provide for any sinking fund.

The 2025 Notes are initially limited to $2,500,000,000 aggregate principal amount and will mature on 23 January 2025. The 2029 Notes are initially limited to $4,250,000,000 aggregate principal amount and will mature on 23 January 2029. The 2031 Notes are initially limited to $750,000,000 aggregate principal amount and will mature on 23 January 2031. The 2039 Notes are initially limited to $2,000,000,000 aggregate principal amount and will mature on 23 January 2039. The 2049 Notes are initially limited to $4,000,000,000 aggregate principal amount and will mature on 23 January 2049. The 2059 Notes are initially limited to $2,000,000,000 aggregate principal amount and will mature on 23 January 2059.

Interest will accrue on the January 2019 Notes of each series until the principal of such January 2019 Notes is paid or duly made available for payment. Interest on the January 2019 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any January 2019 Note or the date fixed for redemption or payment in connection with an acceleration of any January 2019 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the January 2019 Notes will be paid to the persons in whose names the January 2019 Notes are registered at the close of business on the 8 January and 8 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The January 2019 Notes may, in addition, be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” below and may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption” below.

Optional Redemption

The Issuer may, at its option, redeem each series of January 2019 Notes, as a whole or in part at any time prior to the applicable Par Call Date (as set forth in the table below), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the January 2019 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the January 2019 Notes to be redeemed as if the January 2019 Notes to be redeemed matured on the applicable Par Call Date (as defined herein) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of January 2019 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

Each of the January 2019 Notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the January 2019 Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Par Call Date	Spread
2025 Notes	23 December 2024 (one month prior to maturity)	25 bps
2029 Notes	23 October 2028 (three months prior to maturity)	30 bps
2031 Notes	23 October 2030 (three months prior to maturity)	35 bps
2039 Notes	23 July 2038 (six months prior to maturity)	40 bps
2049 Notes	23 July 2048 (six months prior to maturity)	40 bps
2059 Notes	23 July 2058 (six months prior to maturity)	45 bps

“Independent Investment Banker” means, with respect to the January 2019 Notes, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means, with respect to the January 2019 Notes, (i) Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

Optional Tax Redemption

A series of January 2019 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the January 2019 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the May 2019 Notes, the January 2019 Notes and the April 2018 Notes—Additional Amounts”), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after January 10, 2019 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the January 2019 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities—Terms Applicable to the the January 2019 Notes and the April 2018 Notes—Additional Amounts” below; provided, however, that the Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the January 2019 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the January 2019 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 3.500% Notes due 2024, the 4.000% Notes due 2028, the 4.375% Notes due 2038, the 4.600% Notes due 2048, the 4.750% Notes due 2058 and the Floating Rate Notes due 2024:

The fixed rate notes due 2024 (the “2024 Notes”) will bear interest at a rate of 3.500% per year, the fixed rate notes due 2028 (the “2028 Notes”) will bear interest at a rate of 4.000% per year, the fixed rate notes due 2038 (the “2038 Notes”) will bear interest at a rate of 4.375% per year, the fixed rate notes due 2048 (the “2048 Notes”) will bear interest at a rate of 4.600% per year and the fixed rate notes due 2058 (the “2058 Notes” and together with the 2024 Notes, the 2028 Notes, the 2038 Notes and the 2048 Notes, the “April 2018 Fixed Rate Notes”) will bear interest at a rate of 4.750% per year. The floating rate notes due 2024 (the “Floating Rate Notes” and, together with the April 2018 Fixed Rate Notes, the “April 2018 Notes”) will bear an interest at a floating rate per year equal to the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus 0.74%.

The April 2018 Notes are issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the April 2018 Notes) and are fully and unconditionally guaranteed by the Parent Guarantor, Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the April 2018 Notes). The April 2018 Notes are listed on the New York Stock Exchange.

Each series of the April 2018 Notes was issued under a separate supplemental indenture to the indenture dated as of April 4, 2018 (the “Indenture”, with respect to the April 2018 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities - Terms Applicable to the January 2019 Notes and the April 2018 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the April 2018 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2024 Notes were initially limited to $1,500,000,000 aggregate principal amount and will mature on January 12, 2024. The 2028 Notes were initially limited to $2,500,000,000 aggregate principal amount and will mature on April 13, 2028. The 2038 Notes were initially limited to $1,500,000,000 aggregate principal amount and will mature on April 15, 2038. The 2048 Notes were initially limited to $2,500,000,000 aggregate principal amount and will mature on April 15, 2048. The 2058 Notes were initially limited to $1,500,000,000 aggregate principal amount and will mature on April 15, 2058. The April 2018 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Interest on the 2024 Notes will be paid to the persons in whose names the 2024 Notes are registered at the close of business on the January 1 and July 1 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. Interest on the 2028 Notes will be paid to the persons in whose names the 2028 Notes are registered at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. Interest on the 2038 Notes will be paid to the persons in whose names the 2038 Notes are registered at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. Interest on the 2048 Notes will be paid to the persons in whose names the 2048 Notes are registered at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. Interest on the 2058 Notes will be paid to the persons in whose names the 2058 Notes are registered at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The April 2018 Fixed Rate Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and all of the outstanding April 2018 Notes may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption.”

The Floating Rate Notes were initially limited to $500,000,000 aggregate principal amount and will mature on January 12, 2024. Interest on the Floating Rate Notes will be payable quarterly in arrears on January 12, April 12, July 12 and October 12 of each year, commencing on July 12, 2018, subject to the Business Day Convention (as defined below), and until the principal of the Floating Rate Notes is paid or duly made available for payment. Interest on the Floating Rate Notes will accrue from April 4, 2018.

Interest on the Floating Rate Notes will be paid to the persons in whose names the Floating Rate Notes are registered at the close of business on the fifteenth calendar day immediately preceding the applicable Floating Rate Interest Payment Date, whether or not such day is a Business Day. The Floating Rate Notes may be redeemed prior to maturity in the circumstances described under“ —Optional Tax Redemption.”

The interest rate on the Floating Rate Notes for the first Interest Period (as defined below) will be the 3-month U.S. dollar LIBOR, as determined on March 29, 2018, plus 0.74%. Thereafter, the interest rate on the Floating Rate Notes for any Interest Period will be the 3-month U.S. dollar LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus 0.74%. The interest rate on the Floating Rate Notes will be reset quarterly on each Interest Reset Date (as defined below). For each Interest Period, interest on the Floating Rate Notes will be calculated on the basis of the actual number of days in the interest period divided by 360.

The Calculation Agent (as defined below) will determine 3-month U.S. dollar LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, 3-month U.S. dollar LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, 3-month U.S. dollar LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by us, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then 3-month U.S. dollar LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then 3-month U.S. dollar LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in the City of New York selected by and identified by us for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by and identified by us are not providing quotations in the manner described by this sentence, 3-month U.S. dollar LIBOR determined as of that Interest Determination Date will be 3-month U.S. dollar LIBOR in effect on that Interest Determination Date (i.e., the same as the rate determined for the immediately preceding Interest Reset Date). The designated LIBOR page is the Reuters screen “LIBOR01,” or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01,” or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be designated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of the IBA or its successor in calculating the London Inter-Bank Offered Rate in the event the IBA or its successor no longer does so. All calculations made by the Calculation Agent for the purposes of calculating the Interest Rates on the Floating Rate Notes shall be conclusive and binding on the Holders thereof, the Issuer and the Trustee, absent manifest error.

“Business Day Convention” means that if any Interest Payment Date (other than the maturity date or a date fixed for redemption or payment in connection with an acceleration of the Floating Rate Notes) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A.

“Interest Determination Date” means, for each particular Interest Reset Date (as defined below), the second London Business Day (as defined below) preceding such Interest Reset Date.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on April 4, 2018, and will end on, but not include, the first Interest Payment Date.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to the Business Day Convention.

“London Business Day” means any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

If the date of maturity of principal of the Floating Rate Notes or the date fixed for redemption or payment in connection with an acceleration of the Floating Rate Notes is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Optional Redemption

The Issuer may, at its option, redeem each series of April 2018 Fixed Rate Notes, as a whole or in part at any time prior to the applicable Par Call Date (as set forth in the table below), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the April 2018 Fixed Rate Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the April 2018 Fixed Rate Notes to be redeemed as if the April 2018 Fixed Rate Notes to be redeemed matured on the applicable Par Call Date (as defined herein) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

Each of the April 2018 Fixed Rate Notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the April 2018 Fixed Rate Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Par Call Date	Spread
2024 Notes	December 12, 2023 (one month prior to maturity)	15 bps
2028 Notes	January 13, 2028 (three months prior to maturity)	20 bps
2038 Notes	October 15, 2037 (six months prior to maturity)	25 bps
2048 Notes	October 15, 2047 (six months prior to maturity)	25 bps
2058 Notes	October 15, 2057 (six months prior to maturity)	25 bps

“Independent Investment Banker” means, with respect to the April 2018 Notes, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Mizuho Securities USA LLC, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means, with respect to the April 2018 Notes, (i) Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

Optional Tax Redemption

A series of April 2018 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the April 2018 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the January 2019 Notes and the April 2018 Notes—Additional Amounts”), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after March 20, 2018 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities—Terms Applicable to the January 2019 Notes and the April 2018 Notes—Additional Amounts” below; provided, however, that the April 2018 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the April 2018 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the January 2019 Notes and the April 2018 Notes

For the purposes of this section “—Terms Applicable to the January 2019 Notes and the April 2018 Notes”: (i) the term “Notes” or “debt securities” shall refer to the January 2019 Notes and the April 2018 Notes, (ii) the term “Issuer” shall refer to the Issuer under the January 2019 Notes and April 2018 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the January 2019 Notes and April 2018 Notes and (iv) the term “Indenture” shall refer to the Indenture under the January 2019 Notes and April 2018 Notes.

Event of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(d)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(e)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (c) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under each indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on the Notes. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring Notes to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 100 South 4th Street, Suite 550, St. Louis, MO 63102.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the Notes or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•

to add any Subsidiary of the Parent Guarantor as a Guarantor or a co-Issuer with respect to any series of notes, or to convert a Guarantor into a co-Issuer with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee and provided in each case that the obligations of any co-Issuer will be joint and several with the Issuer;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

Interest will accrue on the Notes of each series until the principal of such Notes is paid or duly made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any Note or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as if such Notes had matured on the applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes through the applicable Par Call Date.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

A notice of redemption may, at the discretion of the Issuer, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If fewer than all of the Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate, provided that if the Notes of a series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Additional Notes

The Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Anheuser-Busch InBev Finance Inc.

•	Brandbev S.à r.l.

•	Brandbrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement. The Issuer of a particular series of securities will not act as a Subsidiary Guarantor for that series.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors”.

All such Guarantees are set forth in each indenture, or a supplement thereto, and may take the form of a guarantee to be endorsed on a particular series of securities or a global guarantee that applies to multiple series of securities under an indenture. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations”.

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the debt securities in accordance with each indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee and such Subsidiary Guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time its Guarantee of the debt securities is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facility Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facility Agreement, and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009, 16 October 2009 and 16 December 2016, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (B) the debt securities issued pursuant to the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (C) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (D) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released; provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, Brandbrew S.A. and/or Brandbev S.à r.l., whose guarantees are subject to certain limitations described below, shall be entitled to terminate its Guarantee, and the trustee under each indenture shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under each indenture, in the event that Brandbrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations”, accounted in aggregate for less than 0.1% of the total consolidated EBITDA, as defined, of AB InBev for the year ended 31 December 2017 and approximately 0.1% of the total consolidated debt of AB InBev as of 31 December 2017.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Debt Securities and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the applicable Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below).

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in articles 49-6 or 168, as applicable, of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

“Other Guaranteed Facilities” means:

(1)	any debt securities issued by Anheuser-Busch Companies, LLC under any of the following indentures:

(a)

the Indenture, dated August 1, 1995, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee;

(b)

the Indenture, dated July 1, 2001, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee; and

(c)

the Indenture, dated October 1, 2007, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee;

(2)	the 2010 Senior Facilities Agreement;

(3)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time;

(4)	any debt securities issued or guaranteed by Brandbrew, Brandbev or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 6 December 2016;

(5)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 20 December 2017, as the same may be amended from time to time;

(6)

any debt securities issued by Anheuser-Busch InBev Worldwide and guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 12 January 2009, 16 October 2009, 16 December 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee;

(7)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around June 6, 2011, as amended and restated on or around 20 August 2014;

(8)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; and

(9)	any refinancing (in whole or part) of any of the above items for the same or a lower amount.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith; provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon; provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits; provided that the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o); provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	sale-leaseback transactions.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness; provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under that indenture and other agreements relating thereto.

Substitution of an Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) any Issuer or Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume such Issuer’s or Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and each indenture, as applicable, except that if the Parent Guarantor is merged into any corporation organized under the laws of the Kingdom of Belgium via a “merger by absorption” in accordance with the Belgian Companies Code, that successor company shall, by virtue of the operation of Belgian law and without any further action by the Parent Guarantor or its successor, assume the obligations of the Parent Guarantor under the Guarantees and each indenture and no express assumption will be required;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

such Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and each indenture, as applicable, are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the applicable Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder); provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indentures

Each indenture provides that the applicable Issuer and the Guarantors will be discharged from any and all obligations in respect of such indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the applicable Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the applicable Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Redemption — Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the applicable Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the applicable indenture by the applicable Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Each indenture also provides that the applicable Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the applicable Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(g)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(h)	are payable for any combination of (a) through (g) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by an Issuer or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to an Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Terms Applicable to the 4.439% Notes due 2048 (the “2048 Notes”)

The 2048 Notes will bear interest at a rate per annum equal to 4.439%. Interest on the 2048 Notes will be payable semi-annually in arrears on 6 April and 6 October of each year, commencing 6 October 2017, and at maturity. Interest payable on the 2048 Notes will be paid to the holders of record on the immediately preceding 20 March and 20 September.

The 2048 Notes are issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the 2048 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”, with respect to the 2048 Notes), subject to certain customary release provisions.

The 2048 Notes were issued under a supplemental indenture to the indenture, dated as of 16 December 2016 (as amended and supplemented, the “Indenture”, with respect to the 2048 Notes), among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2048 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2048 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The 2048 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The 2048 Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The 2048 Notes do not provide for any sinking fund. The 2048 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

For purposes of the 2048 Notes, “Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York and in London.

Optional Redemption

Prior to 6 April 2048 (six months prior to the maturity date of the 2048 Notes) (the “Par Call Date”, with respect to the 2048 Notes), the 2048 Notes may be redeemed at any time, at the Issuer’s option, as a whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

(i)	100% of the aggregate principal amount of the 2048 Notes to be redeemed; and

(ii)

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2048 Notes to be redeemed as if the 2048 Notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the date of redemption.

On or after the Par Call Date, the 2048 Notes will be redeemable as a whole or in part, at the Issuer’s option at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2048 Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to (but excluding) the date of redemption.

On and after the Redemption Date, interest will cease to accrue on the 2048 Notes or any portion of the 2048 Notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the Redemption Date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the 2048 Notes to be redeemed on that date.

In the case of any partial redemption, selection of the 2048 Notes of a series to be redeemed will be made in accordance with applicable procedures of DTC.

Optional Tax Redemption

The 2048 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, in whole but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2048 Notes then outstanding, plus accrued and unpaid interest on the principal amount being redeemed (and any Additional Amounts) to the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or herein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction)

which becomes effective on or after 6 April 2017 (any such change or amendment, a “Change in Tax Law”, with respect to the 2048 Notes), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts with respect to the 2048 Notes of a particular series, and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “—Additional Amounts”; provided, however, that the 2048 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the 2048 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any such notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the relevant 2048 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Guarantees

Each 2048 Note will benefit from full and unconditional guarantees (the “Guarantees”) by Anheuser-Busch InBev SA/NV, as the Parent Guarantor and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Finance Inc., as Subsidiary Guarantors (collectively referred to as the “Guarantors”), subject to certain customary release provisions. These Guarantees are set forth in our Indenture and are subject to certain limitations set forth below under “—Guarantee Limitations”.

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the 2048 Notes. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that at substantially the same time its Guarantee of the 2048 Notes is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facility Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of the 2010 Senior Facility Agreement (each as defined in our Annual Report on Form 20-F for the fiscal year ended 31 December 2016 under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and each as they may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facility Agreement, (ii) for so long as any commitments remain outstanding under the 2015 Senior Facilities Agreement, the relevant Subsidiary Guarantor is or has been released from its guarantee of the 2015 Senior Facilities Agreement or is no longer a guarantor under the 2015 Senior Facilities Agreement (as defined in our Annual Report on Form 20-F for the fiscal year ended 31 December 2016 under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) and (iii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) any debt securities issued pursuant to the Indenture (including the 2048 Notes), (B) the debt securities issued pursuant to the indentures dated 12 January 2009 and 16 October 2009 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee, (C) the debt securities issued pursuant to the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017 and the indentures supplemental thereto, in each case between Anheuser-

Busch InBev Finance Inc., as issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and the Trustee, (D) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (E) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, the Guarantees of Brandbrew S.A. and/or Brandbev S.à r.l., whose Guarantees are subject to certain limitations described below, will automatically and unconditionally be terminated, with respect to any or all series of the notes issued under each indenture, in the event that we determine that under the rules, regulations or interpretations of the SEC such Guarantor would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations”, accounted in aggregate for less than 0.1% of the total consolidated EBITDA, as defined, of AB InBev for the year ended 31 December 2016 and approximately 0.1% of the total consolidated debt of AB InBev as of 31 December 2016.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the 2048 Notes issued under each indenture and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “Luxembourg Law of 2002”) and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account (the “Luxembourg Regulation”)) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the Luxembourg Law of 2002 and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities.

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities. In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in articles 49-6 or 168, as applicable, of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

Terms Applicable to the 4.950% Notes due 2042, 6.625% Notes due 2033, 5.875% Notes due 2035 (the “December 2016 Notes”)

The December 2016 Notes are issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the December 2016 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the December 2016 Notes). Each series of December 2016 Notes is listed on the New York Stock Exchange.

Each series of the December 2016 Notes was issued under a supplemental indenture to the indenture dated as of 16 December 2016 (the “Indenture”), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the December 2016 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The December 2016 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The December 2016 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The December 2016 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The December 2016 Notes do not provide for any sinking fund. The December 2016 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

For purposes of the December 2016 Notes, “Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York and in London.

The December 2016 Notes will bear interest at the rate as specified in the table below and will mature as specified below.

Title of Series	Interest Rate	Maturity Date	Interest Accrues From
6.625% Notes due 2033	6.625%	15 August 2033	15 August 2016
5.875% Notes due 2035	5.875%	15 June 2035	15 December 2016
4.950% Notes due 2042	4.950%	15 January 2042	15 July 2016

We will pay interest on the December 2016 Notes to the person in whose name the December 2016 Notes are registered as follows.

Title of Series	Interest Payable Date(s)	Record Date(s)
6.625% Notes due 2033	15 February and 15 August	1 February and 1 August
5.875% Notes due 2035	15 June and 15 December	1 June and 1 December
4.950% Notes due 2042	15 January and 15 July	1 January and 1 July

Optional Redemption of the December 2016 Notes

Each series of the December 2016 Notes may be redeemed as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the December 2016 Notes of such series to be redeemed. The redemption price will be calculated by the Independent Investment Banker, as such term is defined in the Indenture, and will be equal to the greater of (1) 100% of the principal amount of the December 2016 Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed), at a rate equal to the sum of the Treasury Rate (as defined below) plus a number of basis points equal to the applicable make-whole spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date.

Title of Series	Make- Whole Spread
6.625% Notes due 2033	30 bps
5.875% Notes due 2035	30 bps
4.950% Notes due 2042	30 bps

Guarantees

Each December 2016 Note will benefit from unconditional, full and irrevocable guarantees (the “Guarantees”) by Anheuser-Busch InBev SA/NV, as the Parent Guarantor and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Finance Inc., as Subsidiary Subsidiary Guarantors (collectively referred to as the “Guarantors”). These Guarantees are set forth in our Indenture and are subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the December 2016 Notes. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that at substantially the same time its Guarantee of the December 2016 Notes is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facility Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of 2010 Senior Facility Agreement (as defined in the 2019 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facility Agreement, (ii) (for so long as any commitments remain outstanding under the 2015 Senior Facilities Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of the 2015 Senior Facilities Agreement or is no longer a guarantor under the 2015 Senior Facilities Agreement and (iii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the December 2016 Notes issued pursuant to the Indenture, (B) the debt securities issued pursuant to the indentures dated 12 January 2009 and 16 October 2009 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee, (C) the debt securities issued pursuant to the indentures dated 17 January 2013 and 25 January 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and the Trustee, (D) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (E) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, the Guarantees of Brandbrew S.A. and/or Brandbev S.à r.l., whose Guarantees are subject to certain limitations described below, will automatically and unconditionally be terminated, with respect to any or all series of the notes issued under each indenture, in the event that AB InBev determines that under the rules, regulations or interpretations of the SEC such Guarantor would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations,” accounted in aggregate for less than 0.1% of the total consolidated EBITDA, as defined, of the AB InBev Group for the six month period ended 30 June 2016 and approximately 0.2% of the total consolidated debt of AB InBev as of 30 June 2016.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Notes issued under each indenture and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “Luxembourg Law of 2002”) and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account (the “Luxembourg Regulation”)) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the Luxembourg Law of 2002 and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities.

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of Brandbrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

“Other Guaranteed Facilities” means: (1) any debt securities issued by Anheuser-Busch Companies under (a) the indenture dated 1 August 1995, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee, (b) the indenture, dated 1 July 2001, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee and (c) the indenture, dated 1 October 2007, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee; (2) the 2010 Senior Facility Agreement (as defined in the 2019 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time); (3) the 2015 Senior Facilities Agreement; (4) any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time; (5) the debt securities issued pursuant to the indenture dated 12 January 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (6) the debt securities issued pursuant to the indenture dated 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (7) any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around 6 June 2011, as amended and restated on or around 20 August 2014; (8) any debt securities issued pursuant to the indentures dated 17 January 2013 and 25 January 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (9) any debt securities to be issued pursuant to the Indenture and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; and (10) any refinancing (in whole or part) of any of the above items or for the same or a lower amount.

Terms Applicable to the 2048 Notes and the December 2016 Notes

For the purposes of this section “—Terms Applicable to the 2048 notes and the December 2016 Notes”: (i) the term “Notes” or “debt securities” shall refer to the 2048 Notes and the December 2016 Notes and (ii) the term “Issuer” shall refer to the Issuer under the 2048 Notes and the December 2016 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the 2048 Notes and the December 2016 Notes and (iv) the term “Indenture” shall refer to the Indenture under the 2048 Notes and the December 2016 Notes.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under the Indenture. The trustee has two principal functions:

•

first, it can enforce a Holder’s rights against us if we default on the Notes. There are some limitations on the extent to which the trustee acts on a Holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the Holder’s interest payments, transferring Notes to a new buyer and sending notices to Holders.

We and some entities in the AB InBev Group maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor, St. Louis, Missouri 63101.

If an Event of Default occurs, or an event occurs that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the Notes or the Indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the Indenture and we would be required to appoint a successor trustee.

Additional Notes

The Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Substitution of an Issuer; Consolidation, Merger and Sale of Assets

The Issuer or any Guarantor, without the consent of the Holders of any of the Notes, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the Notes (a “Substitute Issuer”), provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or Guarantor’s respective obligations under the Notes or the Guarantees, as the case may be, and each indenture, as applicable;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the Notes and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the Notes and the Indenture are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder), provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of Additional Amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the Notes are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such Notes will continue to be listed on such stock exchange;

(iv)

each rating agency that rates the Notes, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such Notes will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references to any successor company.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the debt securities or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the Redemption Date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of the principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of Holders whose consent is required for any such agreement, without the consent of the Holders of the Notes then outstanding. To the extent that any changes directly affect fewer than all the series of the debt securities, only the consent of the Holders (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

(a)	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for Notes;

(b)

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture;

(c)

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

(d)	to add to the covenants of the Issuer or the Guarantors, for the benefit of the holders of Notes, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

(e)	to add any additional Events of Default for the benefit of the holders of Notes;

(f)

to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of Holders with respect to such provision or (B) shall become effective only when there are no Notes outstanding;

(g)	to modify the restrictions on and procedures for resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

(h)	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

(i)

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (i) additional or different covenants, restrictions or conditions applicable to such series, (ii) additional or different Events of Default in respect of such series, (iii) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (iv) immediate enforcement of any Event of Default in respect of such series or (v) limitations upon the remedies available in respect of any Events of Default in respect of such series or upon the rights of the holders of securities of such series to waive any such Event of Default;

(j)

to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

(k)

to “reopen” the Notes and create and issue additional debt securities having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

(l)	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to the Notes, subject to applicable regulatory or contractual limitations relating to such Subsidiary’s Guarantee;

(m)	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

(n)	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above; or

to make any other change that does not materially adversely affect the interests of the Holders.

Discharge and Defeasance

Discharge of Indentures

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

(a)	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

(b)	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

(c)

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Redemption—Optional Redemption of the Notes” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the Indenture.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

(a)

the Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the Notes then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

(b)	certain Events of Default, or events which with notice or lapse of time or both would become such an Event of Default, shall not have occurred and be continuing on the date of such deposit;

(c)

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

(d)

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their Notes in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of Notes beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such Notes in carrying on a business in such jurisdiction of incorporation; and

(e)

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Limitation on Liens

So long as the Notes remain outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the Notes (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an Event of Default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the Notes, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Transactions Relating to Principal Plants” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the Notes (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the Indenture and other agreements relating thereto.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided, further, that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

(a)	The Trustee must be given written notice that an Event of Default has occurred and remains uncured.

(b)

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

(c)	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

(d)	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

(e)	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

(f)

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the Notes, such Guarantor will make all payments in respect of the Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by any Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Notes shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by the Issuer or any Guarantor on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States.

Terms Applicable to the 3.300% Notes due 2023, the 3.650% Notes due 2026, the 4.700% Notes due 2036, the 4.900% Notes due 2046 and the Floating Rate Notes due 2021

The fixed rate notes due 2023 (the “2023 Fixed Rate Notes”) will bear interest at a rate of 3.300% per year, the fixed rate notes due 2026 (the “2026 Fixed Rate Notes”) will bear interest at a rate of 3.650% per year, the fixed rate notes due 2036 (the “2036 Fixed Rate Notes”) will bear interest at a rate of 4.700% per year the fixed rate notes due 2046 (the “2046 Fixed Rate Notes” and together with the 2023 Fixed Rate Notes, 2026 Fixed Rate Notes and 2036 Fixed Rate Notes, the “January 2016 Fixed Rate Notes”) will bear interest at a rate of 4.900% per year). The floating rate notes due 2021 (the “Floating Rate Notes” and together with the January 2016 Fixed Rate Notes, the “January 2016 Notes”) will bear interest at a floating rate per year equal to the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus 1.260%.

The January 2016 Notes are issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”, with respect to the January 2016 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the January 2016 Notes). Each series of January 2016 Notes is listed on the New York Stock Exchange.

Each series of the January 2016 Notes are issued under a supplemental indenture to the indenture dated January 25, 2016 (the “Indenture”, with respect to the January 2016 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the January 2016 Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the January 2016 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The January 2016 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The January 2016 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The January 2016 Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The January 2016 Notes do not provide for any sinking fund. The January 2016 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

January 2016 Fixed Rate Notes

The 2023 Fixed Rate Notes will be initially limited to $6,000,000,000 aggregate principal amount and will mature on 1 February 2023. The 2026 Fixed Rate Notes will be initially limited to $11,000,000,000 aggregate principal amount and will mature on 1 February 2026. The 2036 Fixed Rate Notes will be initially limited to $6,000,000,000 aggregate principal amount and will mature on 1 February 2036. The 2046 Fixed Rate Notes will be initially limited to $11,000,000,000 aggregate principal amount and will mature on 1 February

2046. Interest on the January 2016 Fixed Rate Notes will be payable semi-annually in arrears on 1 February and 1 August of each year, commencing on 1 August 2016. Interest on the January 2016 Fixed Rate Notes will accrue from 25 January 2016. The January 2016 Fixed Rate Notes are senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Interest will accrue on the January 2016 Fixed Rate Notes of each series until the principal of such January 2016 Fixed Rate Notes is paid or duly made available for payment. Interest on the January 2016 Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any January 2016 Fixed Rate Note or the date fixed for redemption or payment in connection with an acceleration of any January 2016 Fixed Rate Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the January 2016 Fixed Rate Notes will be paid to the persons in whose names the January 2016 Fixed Rate Notes are registered at the close of business on the 15 January and 15 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The January 2016 Fixed Rate Notes, may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and all of the outstanding 2016 Fixed Rate Notes Notes may be redeemed prior to maturity in the circumstances described under “—Special Mandatory Redemption” and “—Optional Tax Redemption.”

Floating Rate Notes

The Floating Rate Notes will be initially limited to $500,000,000 aggregate principal amount and will mature on 1 February 2021. Interest on the Floating Rate Notes will be payable quarterly in arrears on 1 February, 1 May, 1 August, and 1 November of each year, commencing on 2 May 2016, subject to the Business Day Convention (as defined below), and until the principal of such Floating Rate Notes is paid or duly made available for payment. Interest on the Floating Rate Notes will accrue from 25 January 2016.

Interest on the Floating Rate Notes will be paid to the persons in whose names the Floating Rate Notes are registered at the close of business on the fifteenth calendar day immediately preceding the applicable Floating Rate Interest Payment Date, whether or not such day is a Business Day. The Floating Rate Notes may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption” or “—Special Mandatory Redemption.”

The interest rate on the Floating Rate Notes for the first Interest Period (as defined below) will be the 3-month U.S. dollar LIBOR, as determined on 21 January 2016, plus 1.260%. Thereafter, the interest rate on the Floating Rate Notes for any Interest Period will be the 3-month U.S. dollar LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus 1.260%. The interest rate on the Floating Rate Notes will be reset quarterly on each Interest Reset Date (as defined below). For each Interest Period, interest on the Floating Rate Notes will be calculated on the basis of the actual number of days in the interest period divided by 360.

The Calculation Agent (as defined below) will determine 3-month U.S. dollar LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, 3-month U.S. dollar LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, 3-month U.S. dollar LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by us, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then 3-month U.S. dollar LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then 3-month U.S. dollar LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in the City of New York selected by and identified by us for loans in U.S. dollars to leading

European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by and identified by us are not providing quotations in the manner described by this sentence, 3-month U.S. dollar LIBOR determined as of that Interest Determination Date will be 3-month U.S. dollar LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01,” or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01,” or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of the IBA or its successor in calculating the London Inter-Bank Offered Rate in the event the IBA or its successor no longer does so. All calculations made by the Calculation Agent for the purposes of calculating the Interest Rates on the Floating Rate Notes shall be conclusive and binding on the Holders thereof, the Issuer and the Trustee, absent manifest error.

“Business Day Convention” means that if any Interest Payment Date (other than the maturity date or a date fixed for redemption or payment in connection with an acceleration of any of the Floating Rate Notes) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A.

“Interest Determination Date” means, for each particular Interest Reset Date (as defined below), the second London Business Day (as defined below) preceding such Interest Reset Date.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on 25 January 2016, and will end on, but not include, the first Interest Payment Date.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to the Business Day Convention.

“London Business Day” means any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

If the date of maturity of principal of any of the Floating Rate Notes or the date fixed for redemption or payment under the circumstances described under “—Special Mandatory Redemption” or in connection with an acceleration of any of the Floating Rate Notes is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Additional Notes

The January 2016 Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional January 2016 Notes (the “Additional Notes”) maturing on the same maturity date as the other January 2016 Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding January 2016 Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding January 2016 Notes of that series, provided that either (i) such Additional Notes are fungible with the January 2016 Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the January 2016 Notes.

Special Mandatory Redemption

We intend to use a portion of the net proceeds from this offering towards financing the acquisition of SABMiller. See “Recent Developments” and “Use of Proceeds.” The closing of this offering will occur before completion of the acquisition of SABMiller. If we do not complete the acquisition of SABMiller on or prior to the Acquisition Long Stop Date, or if, on or prior to the Acquisition Long Stop Date, the Parent Guarantor publicly announces the withdrawal or lapse of the acquisition of SABMiller and that it is no longer pursuing the acquisition of SABMiller, then we will be required to redeem all outstanding Floating Rate Notes, 2023 Fixed Rate Notes and 2026 Fixed Rate Notes on the Special Mandatory Redemption Date at a redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Floating Rate Notes, 2023 Fixed Rate Notes and 2026 Fixed Rate Notes and the Indenture.

“Special Mandatory Redemption Date” means the earlier to occur of (1) the 15th day (or if such day is not a Business Day, the first Business Day thereafter) after the Acquisition Long Stop Date, if the acquisition of SABMiller has not been completed on or prior to the Acquisition Long Stop Date, or (2) the 15th day (or if such day is not a Business Day, the first Business Day thereafter) following the date the Parent Guarantor publicly announces the withdrawal or lapse of the acquisition of SABMiller and that it is no longer pursuing the acquisition of SABMiller.

“Acquisition Long Stop Date” means 11 November 2016, provided, however, that the Issuer may, at its option, extend the Acquisition Long Stop Date to 11 May 2017 by providing written notice of such extension at any time prior to 11 November 2016 to each Holder, with a copy to the Trustee.

We will cause the notice of special mandatory redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of the event triggering the special mandatory redemption to each holder.

If funds sufficient to pay the Special Mandatory Redemption Price of the outstanding Floating Rate Notes, 2023 Fixed Rate Notes and 2026 Fixed Rate Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a paying agent at or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Special Mandatory Redemption Date, and certain other conditions are satisfied, the outstanding Floating Rate Notes, 2023 Fixed Rate Notes and 2026 Fixed Rate Notes will cease to bear interest on and after the Special Mandatory Redemption Date.

This offering is not conditioned upon the completion of the acquisition of SABMiller. The form and terms of the acquisition of SABMiller may be modified or amended without noteholder consent.

There is no escrow account for or security interest in the proceeds of this offering for the benefit of holders of the Notes that are subject to the special mandatory redemption provision in the event the special mandatory redemption provision is triggered.

The 2036 Fixed Rate Notes and 2046 Fixed Rate Notes are not subject to the special mandatory redemption provision.

Optional Redemption

The Issuer may, at its option, redeem each series of January 2019 Fixed Rate Notes, but not the Floating Rate Notes, as a whole or in part at any time prior to, with respect the 2023 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2036 Fixed Rate Notes and the 2046 Fixed Rate Notes, the applicable Par Call Date (as set forth in the table below), upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the Fixed Rate Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes to be redeemed (i) through maturity for the 2019 Fixed Rate Notes, or (ii) as if the Fixed Rate Notes to be redeemed matured on the applicable Par Call Date (as defined herein) for the 2021 Fixed Rate Notes, 2023 Fixed Rate Notes, 2026 Fixed Rate Notes, 2036 Fixed Rate Notes and 2046 Fixed Rate Notes (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of Fixed Rate Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

Each of the 2023 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2036 Fixed Rate Notes and the 2046 Fixed Rate Notes will be redeemable in whole or in part, at the Issuers option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Maturity Date/Par Call Date	Spread
2023 Fixed Rate Notes	1 December 2022 (two months prior to maturity)	25 bps
2026 Fixed Rate Notes	1 November 2025 (three months prior to maturity)	25 bps
2036 Fixed Rate Notes	1 August 2035 (six months prior to maturity)	30 bps
2046 Fixed Rate Notes	1 August 2045 (six months prior to maturity)	35 bps

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Fixed Rate Notes, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed through maturity for the 2019 Fixed Rate Notes or as if such Fixed Rate Notes had matured on the applicable Par Call Date for the 2021 Fixed Rate Notes, the 2023 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2036 Fixed Rate Notes and the 2046 Fixed Rate Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Fixed Rate Notes through maturity for the 2019 Fixed Rate Notes or through the applicable Par Call Date for the 2021 Fixed Rate Notes, the 2023 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2036 Fixed Rate Notes and the 2046 Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the January 2016 Fixed Rate Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the January 2016 Fixed Rate Notes to be redeemed on such date. If fewer than all of the January 2016 Fixed Rate Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular January 2016 Fixed Rate Notes of such series or portions thereof for redemption from the outstanding January 2016 Fixed Rate Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate, provided that if the January 2016 Fixed Rate Notes of a series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Optional Tax Redemption

A series of January 2016 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “—Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 25 January 2016 (any such change or amendment, a “Change in Tax Law”, with respect to the January 2016 Notes), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “—Additional Amounts” below; provided, however, that the January 2016 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the January 2016 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the

Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under each indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Substitution of an Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) any Issuer or Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume such Issuer’s or Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and each indenture, as applicable, except that if the Parent Guarantor is merged into any corporation organized under the laws of the Kingdom of Belgium via a “merger by absorption” in accordance with the Belgian Companies Code, that successor company shall, by virtue of the operation of Belgian law and without any further action by the Parent Guarantor or its successor, assume the obligations of the Parent Guarantor under the Guarantees and each indenture and no express assumption will be required;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

such Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and each indenture, as applicable, are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the applicable Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder), provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indentures

Each indenture provides that the applicable Issuer and the Guarantors will be discharged from any and all obligations in respect of such indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the applicable Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the applicable Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the applicable Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the applicable indenture by the applicable Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Each indenture also provides that the applicable Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the applicable Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the Notes, such Guarantor will make all payments in respect of the Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by any Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Notes shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by the Issuer or any Guarantor on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States.

Terms Applicable to the 3.700% Notes due 2024 and the 4.625% Notes due 2044

The fixed rate notes due 2024 (the “2024 Notes”) will bear interest at a rate of 3.700% per year and the fixed rate notes due 2044 (the “2044 Notes”, and together with the 2024 Notes, the “ January 2014 Notes”) will bear interest at a rate of 4.625% per year.

The January 2014 Notes are issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”, with respect to the January 2014 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”). The January 2014 Notes are listed on the New York Stock Exchange.

Each series of the January 2014 Notes are issued under a supplemental indenture to the indenture (the “Indenture”), dated January 17, 2013, among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities—Terms Applicable to the January 2014 Notes and the January 2013 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the January 2014 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The January 2014 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The January 2014 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The January 2014 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The January 2014 Notes do not provide for any sinking fund. The Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2024 Notes are initially limited to $1,400,000,000 in aggregate principal amount and will mature on February 1, 2024. The 2044 Notes are initially limited to $850,000,000 in aggregate principal amount and will mature on February 1, 2044. Interest on the 2024 Notes and the 2044 Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2014.

Interest will accrue on the January 2014 Notes of each series until the principal of such January 2014 Notes is paid or duly made available for payment. Interest on the January 2014 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any January 2014 Note or the date fixed for redemption or payment in connection with an acceleration of any January 2014 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the January 2014 Notes will be paid to the persons in whose names the January 2014 Notes are registered at the close of business on the January 15 and July 15 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The January 2014 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and all of the Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Tax Redemption.”

Additional Notes

The January 2014 Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other January 2014 Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding January 2014 Notes of that series in all respects (or in all respects except for the issue date and the amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding January 2014 Notes of that series. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the January 2014 Notes.

Optional Redemption

The Issuer may, at its option, redeem the January 2014 Notes, as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the January 2014 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the January 2014 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2024 Notes and 15 basis points in the case of the 2044 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the January 2014 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the January 2014 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such January 2014 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or RBS Securities Inc., as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the January 2014 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the January 2014 Notes to be redeemed on such date. If fewer than all of the January 2014 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular January 2014 Notes of such series or portions thereof for redemption from the outstanding January 2014 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

A series of January 2014 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the January 2014 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Terms Applicable to the January 2014 and January 2013 Notes- Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after January 27, 2014 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the January 2014 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Terms Applicable to the January 2014 and January 2013 Notes- Additional Amounts” below; provided, however, that the January 2014 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the January 2014 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the January 2014 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 2.625% Notes due 2023 and the 4.000% Notes due 2043

The fixed rate notes due 2023 (the “2023 Notes”) will bear interest at a rate of 2.625% per year and the fixed rate notes due 2043 (the “2043 Notes”, and together with the 2023 Notes”, the “January 2013 Notes”) will bear interest at a rate of 4.000% per year.

The January 2013 Notes are issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”, with respect to the 2013 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”). The January 2013 Notes are listed on the New York Stock Exchange.

Each series of the January 2013 Notes are issued under a supplemental indenture to the indenture, dated January 17, 2013 (the “Indenture”), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the January 2013 Notes and the Indenture should be read together with “Description of Debt Securities—Terms Applicable to the January 2014 Notes and the January 2013 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the January 2013 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The January 2013 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The January 2013 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The January 2013 Notes do not provide for any sinking fund. The January 2013 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2023 Notes will be initially limited to $1,250,000,000 aggregate principal amount and will mature on 17 January 2023. The 2043 Notes will be initially limited to $750,000,000 aggregate principal amount and will mature on 17 January 2043. Interest on the 2023 Notes and the 2043 Notes will be payable semi-annually in arrears on 17 January and 17 July of each year, commencing on 17 July 2013.

Interest will accrue on the January 2013 Notes until the principal of the January 2013 Notes is paid or duly made available for payment. Interest on the January 2013 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day acceleration of any January 2013 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the January 2013 Notes will be paid to the persons in whose names the January 2013 Notes are registered at the close of business on the January 1 and July 1, immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The January 2013 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption.”

Optional Redemption

The Issuer may, at its option, redeem the January 2013 Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the January 2013 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the January 2013 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2023 Notes and 15 basis points in the case of the 2043 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the January 2013 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the January 2013 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such January 2013 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, or RBS Securities Inc., as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and RBS Securities Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the January 2013 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the January 2013 Notes to be redeemed on such date. If fewer than all of the January 2013 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding January 2013 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

A series of January 2013 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the January 2013 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the January 2014 Notes and January 2013 Notes—Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 14 January 2013 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the January 2013 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities —Terms Applicable to the January 2014 Notes and January 2013 Notes—Additional Amounts” below; provided, however, that the January 2013 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the January 2013 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the January 2013 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the January 2014 Notes and the January 2013 Notes

For the purposes of this section “—Terms Applicable to the January 2014 Notes and the January 2013 Notes”: (i) the term “Notes” or “debt securities” shall refer to the January 2014 Notes and the January 2013 Notes and (ii) the term “Issuer” shall refer to the Issuer under the January 2014 Notes and the January 2013 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the January 2014 Notes and the January 2013 Notes and (iv) the term “Indenture” shall refer to the Indenture under the January 2014 Notes and the January 2013 Notes.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Brandbev S.à r.l.

•	BrandBrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors.”

All such Guarantees are set forth in the indenture, or a supplement thereto. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the debt securities in accordance with the indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Subsidiary Guarantors shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the debt securities is terminated, (i) the relevant Subsidiary Guarantor is released from its guarantee of 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”) and the 2012 Facilities Agreement (as defined and in note 16 to the financial statements contained in our Six-Month Report), or is no longer a guarantor under either facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009 and 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee, (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, BrandBrew S.A. and Brandbev S.à r.l., whose guarantee is subject to certain limitations described below shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under the indenture, in the event that BrandBrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, BrandBrew S.A. and Brandbev S.à r.l. will be entitled to amend or modify by execution of an indenture supplemental to the indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by BrandBrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

BrandBrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations,” accounted in aggregate for less than 0.12% of the total consolidated EBITDA, as defined, of AB InBev Group for the six month period ended 30 June 2012 and approximately 5.81% of the total consolidated debt of AB InBev Group as of 30 June 2012.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by BrandBrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Notes and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of such Luxembourg Guarantor’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (2) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its external auditor (réviseur d’entreprises), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee; and

(b)

the sum of such Luxembourg Guarantor’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (2) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its most recent annual accounts available as of the date of the indenture.

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of BrandBrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to BrandBrew S.A.

“Other Guaranteed Facilities” means: (1) the 2010 Senior Facilities Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”); (2) the 2012 Facilities Agreement (as defined and in note 16 to the financial statements contained in our Six-Month Report); (3) any debt securities guaranteed pursuant to the guarantee dated 18 November 2008 entered into by the Parent Guarantor (formerly InBev NV) and Anheuser-Busch Worldwide Inc. (formerly InBev Worldwide S.à r.l.); (4) the US$850,000,000 note purchase and guarantee agreement dated 22 October 2003 between, amongst others, the Parent Guarantor as issuer, Cobrew NV and BrandBrew S.A.; (5) any debt securities issued or guaranteed by BrandBrew S.A. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme entered into on 16 January 2009; (6) the debt securities issued pursuant to the indenture dated 12 January 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; (7) the debt securities issued pursuant to the indenture dated 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; (8) any debt securities guaranteed by BrandBrew S.A. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around 6 June 2011;

(9) any debt securities to be guaranteed by BrandBrew S.A. and Brandbev S.à r.l. pursuant to the U.S. Commercial Paper Program to be entered into by the Company, the Parent Guarantor, BrandBrew S.A., Brandbev S.à r.l. and the other subsidiary guarantors listed therein on or prior to 31 March 2013; and (10) any refinancing (in whole or part) of any of the above items or for the same or a lower amount. In this respect, Brandbrev S.à r.l. will accede as a guarantor to the above items (other than (9)) on or around 20 December 2012.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under the indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) the Issuer or a Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and the indenture;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance, no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and the indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder) , provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the indenture and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

(a)

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(b)

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

(c)

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(i)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of debt securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(ii)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(iii)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(iv)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(d)	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(e)	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(i)

the amount of debt securities theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of debt securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(i)	the amount thereof previously credited under paragraph (d) below,

(ii)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(iii)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(f)	a deposit with the Trustee for cancellation of the debt securities then being surrendered as set forth in such certificate.

(g)

Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(h)

The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire debt securities under this covenant, for the principal amount of any debt securities deposited with the Trustee for the purpose and also for the principal amount of (i) any debt securities theretofore redeemed at the option of the Parent Guarantor and (ii) any debt securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the debt securities.

(i)

For purposes of this covenant, the amount or the principal amount of debt securities which are issued with original issue discount shall be the principal amount of such debt securities that on the date of the purchase or redemption of such debt securities referred to in this covenant could be declared to be due and payable pursuant to the indenture.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. Where a Guarantor is a Luxembourg resident, please refer to the section entitled “Tax Considerations—Luxembourg Taxation” for a description of tax consequences under Luxembourg law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later ;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in the indenture.

In addition, any amounts to be paid by the Company or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Terms Applicable to the 3.750% Notes due 2042 and the 2.500% Notes due 2022

The fixed rate notes due 2022 (the “2022 Notes”) will bear interest at a rate of 2.500% per year and the fixed rate notes due 2042 (the “2042 Notes”, and together with the 2022 Fixed Rate Notes, the “July 2012 Notes”) will bear interest at a rate of 3.750% per year.

The July 2012 Notes were issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the July 2012 Notes) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Brandbrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, together with the Parent Guarantor, the “Guarantors”, with respect to the July 2012 Notes). The July 2012 Notes are listed on the New York Stock Exchange.

Each series of the July 2012 Notes was issued under a supplemental indenture to the indenture, dated as of 16 October 2009, as amended by the supplemental indentures thereto (the “Indenture”, with respect to the July 2012 Notes), among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, each of the subsidiary guarantors listed under “Terms Applicable to the July 2012 Notes and the 2021 Notes —Guarantees” below and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the July 2012 Notes Notes and the Indenture should be read together with “Description of Debt Securities—Terms Applicable to the July 2012 Notes and the 2021 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the July 2012 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The July 2012 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The July 2012 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The July 2012 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The July 2012 Notes do not provide for any sinking fund. The Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2022 Notes are initially limited to $3,000,000,000 aggregate principal amount and will mature on 15 July 2022. The 2042 Notes are initially limited to $1,000,000,000 aggregate principal amount and will mature on 15 July 2042. Interest on the July 2012 Notes will be payable semi-annually in arrears on 15 January and 15 July of each year, commencing on 15 January 2013.

Interest will accrue on the July 2012 Notes until the principal of the July 2012 Notes is paid or duly made available for payment. Interest on the July 2012 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any July 2012 Note or the date fixed for redemption or payment in connection with an acceleration of any July 2012 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the July 2012 Notes will be paid to the persons in whose names the July 2012 Notes are registered at the close of business on the 1 January and 1 July, immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The July 2012 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption.”

Additional Notes

The July 2012 Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional July 2012 Notes (the “Additional Notes”) maturing on the same maturity date as the other July 2012 Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding July 2012 Notes of that series in all respects (or in all respects except for the issue date and the amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding July 2012 Notes of that series. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the July 2012 Notes.

Optional Redemption

The Issuer may, at its option, redeem the July 2012 Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the July 2012 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the July 2012 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2022 Notes and 20 basis points in the case of the 2042 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the July 2012 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the July 2012 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such July 2012 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer“), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the July 2012 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If fewer than all of the July 2012 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular July 2012 Notes of such series or portions thereof for redemption from the outstanding July 2012 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

A series of July 2012 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the July 2012 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities – Terms Applicable to the July 2012 Notes and 2021 Notes – Additional Amounts”), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 11 July 2012 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the July 2012 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities – Terms Applicable to the July 2012 Notes and 2021 Notes – Additional Amounts” below; provided, however, that the July 2012 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the July 2012 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the July 2012 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 4.375% Notes due 2021

The notes due 2021 (the “2021 Notes”) will bear interest at a rate of 4.375% per year. The 2021 Notes were issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the 2021 Notes) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Brandbrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, Inc. (the “Subsidiary Guarantors”, together with the Parent Guarantor, the “Guarantors”, with respect to the 20201 Notes). The 2021 Notes are listed on the New York Stock Exchange.

The 2021 Notes were issued under a supplemental indenture to the indenture, dated as of 16 October 2009, as amended by the supplemental indentures thereto (the “Indenture”, with respect to the 2021 Notes), among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, each of the subsidiary guarantors listed under “Terms Applicable to the July 2012 Notes and the 2021 Notes below and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities – Terms Applicable to the July 2012 Notes and 2021 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2021 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2021 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The 2021 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The 2021 Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The 2021 Notes do not provide for any sinking fund. The 2021 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks are open, or not authorized to close, in the City of New York, London and Brussels.

The 2021 Notes were initially limited to $500,000,000 aggregate principal amount and will mature on 15 February 2021. Interest on the 2021 Notes will be payable semi-annually in arrears on 15 February and 15 August of each year, commencing on 15 August 2011. Interest will accrue on the 2021 Notes until the principal of the 2021 Notes is paid or duly made available for payment. Interest on the 2021 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any 2021 Note or the date fixed for redemption or payment in connection with an acceleration of any 2021 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the 2021 Notes will be paid to the persons in whose names the 2021 Notes (or one or more predecessor notes) are registered at the close of business on the 1 February and 1 August, immediately preceding the applicable interest payment date, whether or not such date is a Business Day. Each series of 2021 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption.”

Additional Notes

The 2021 Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional 2021 Notes (the “Additional Notes”) maturing on the same maturity date as the other 2021 Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding 2021 Notes of that series in all respects (or in all respects except for the issue date and the amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding 2021 Notes of that series. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the 2021 Notes.

Optional Redemption

The Issuer may, at its option, redeem any series of the 2021 Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the 2021 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2021 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the 2021 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the related 2021 Notes, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2021 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2021 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Mitsubishi UFJ Securities (USA), Inc., as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the 2021 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the 2021 Notes to be redeemed on such date. If fewer than all of the 2021 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding 2021 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

A series of 2021 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2021 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the July 2012 Notes and the 2021 Notes—Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction (see “Description of Debt Securities—Terms Applicable to the July 2012 Notes and the 2021 Notes—Additional Amounts” below) or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the issue date of the Notes (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the 2021 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities—Terms Applicable to the July 2012 Notes and the 2021 Notes—Additional Amounts” below; provided, however, that the 2021 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the 2021 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the 2021 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the July 2012 Notes and the 2021 Notes

For the purposes of this section “—Terms Applicable to the July 2012 Notes and the 2021 Notes”: (i) the term “Notes” or “debt securities” shall refer to the July 2012 Notes and the 2021 Notes, (ii) the term “Issuer” shall refer to the Issuer under the July 2012 Notes and the 2021 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the July 2012 Notes and the 2021 Notes and (iv) the term “Indenture” shall refer to the Indenture under the July 2012 Notes and the 2021 Notes.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•

to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of the Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of the Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) the Issuer or a Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and the Indenture;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance, no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and the Indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder);

(iii)

each stock exchange on which the debt securities are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the Indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the Indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	BrandBrew S.A.;

•	Cobrew NV/SA; and

•	Anheuser-Busch Companies, Inc.

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors.”

All such Guarantees are set forth in the Indenture, or a supplement thereto. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the debt securities in accordance with the Indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Subsidiary Guarantors shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the debt securities is terminated, (i) the relevant Subsidiary Guarantor is released from its guarantee of the Issuer’s 2008 Senior Facilities Agreement and the Issuer’s 2010 Senior Facilities Agreement, or is no longer a guarantor under either facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities (or the January Notes, the May Notes, October Notes or March Notes), (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, BrandBrew, whose guarantee is subject to certain limitations described below shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under the Indenture, in the event that BrandBrew determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the Indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, BrandBrew will be entitled to amend or modify by execution of an indenture supplemental to the Indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by BrandBrew to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

BrandBrew S.A., whose Guarantees are subject to the limitations described below under “—Guarantee Limitations,” accounted for less than 1% of the total consolidated EBITDA, as defined, of AB InBev Group for the six month period ended 30 June 2010 and approximately 5% of the total consolidated debt of AB InBev Group as of 30 June 2010.

Guarantee Limitations

BrandBrew S.A.

Notwithstanding anything to the contrary in the Guarantee provided by BrandBrew S.A., the maximum aggregate liability of BrandBrew S.A. under its Guarantee and as a guarantor of the BrandBrew Guaranteed Facilities (excluding its Guarantee) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by BrandBrew S.A. and the BrandBrew Subsidiaries as a borrower or issuer under the BrandBrew Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to BrandBrew S.A. and the BrandBrew Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the BrandBrew Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

a.

the sum of BrandBrew S.A.’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under (B) above) (both as referred to in article 34 of the Luxembourg law 19 December 2002 on the commercial register and annual accounts, as amended (the “Law of 2002”) as reflected in BrandBrew S.A.’s most recent annual accounts approved by the competent organ of BrandBrew S.A. (as audited by its réviseur d’entreprises (external auditor), if required by law); and

b.

the sum of BrandBrew S.A.’s own capital (i) and its subordinated debt (dettes subordonnées) (both as referred to in article 34 of the Law of 2002) as reflected in its filed annual accounts available as of the date of its Guarantee.

For the avoidance of doubt, the limitation on the Guarantee provided by BrandBrew S.A. shall not apply to any Guarantee by BrandBrew S.A. of any obligations owed by the BrandBrew Subsidiaries under the BrandBrew Guaranteed Facilities.

In addition to the limitation referred to above in respect of the Guarantee provided by BrandBrew S.A., the obligations and liabilities of BrandBrew S.A. under the Guarantee provided by BrandBrew S.A. and under any of the BrandBrew Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to BrandBrew S.A.

“BrandBrew Guaranteed Facilities” means: (i) the €2,500,000,000 syndicated credit facility agreement dated 8 December 2005 among the Parent Guarantor, Fortis Bank and others; (ii) the €150,000,000 facility agreement dated 13 May 2008 between the Parent Guarantor, Cobrew NV/SA and BNP Paribas as lender; (iii) the €150,000,000 facility agreement dated 20 June 2008 between, among others, the Parent Guarantor, Cobrew and The Royal Bank of Scotland plc as lender; (iv) the Existing Target Debt; (v) the USD 850,000,000 note purchase and guarantee agreement dated 22 October 2003 and entered into between, among others, the Parent Guarantor as issuer, Cobrew and BrandBrew; (vi) any notes issued by BrandBrew S.A. or the Parent Guarantor under the Programme; (vii) the 2008 Senior Facilities Agreement; (viii) the January Notes; (ix) the May Notes; (x) the October Notes; (xi) the March Notes; (xii) the 2010 Facilities Agreement; and (xiii) the debt securities, or any refinancing (in whole or part) of any of the above items for the same or a lower amount.

“BrandBrew Subsidiaries” means each entity of which BrandBrew S.A. has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital or similar right of ownership; and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

“Existing Target Debt” means the following notes, debentures and bonds of Anheuser-Busch Companies, Inc.: (i) 6.450% Debentures due 1 September 2037; (ii) 5.50% Notes due 15 January 2018; (iii) 9.0% Debentures due 1 December 2009; (iv) 6.75% Debentures due 15 December 2027; (v) 6.50% Debentures due 1 January 2028; (vi) 5.75% Notes due 1 April 2010; (vii) 7.50% Notes due 15 March 2012; (viii) 7.55% Debentures due 1 October 2030; (ix) 6.80% Debentures due 15 January 2031; (x) 6.00% Notes due 15 April 2011; (xi) 6.80% Debentures due 20 August 2032; (xii) 5.625% Notes due 1 October 2010; (xiii) 6.00% Debentures due 1 November 2041; (xiv) 6.50% Debentures due 1 May 2042; (xv) 6.50% Debentures due 1 February 2043; (xvi) 4.375% Notes due 15 January 2013; (xvii) 5.95% Debentures due 15 January 2033; (xviii) 4.625% Notes due 1 February 2015; (xix) 4.50% Notes due 1 April 2018; (xx) 5.35% Notes due 15 May 2023; (xxi) 4.95% Notes due 15 January 2014; (xxii) 5.05% Notes due 15 October 2016; (xxiii) 5.00% Notes due 1 March 2019; (xxiv) 4.70% Notes due 15 April 2012; (xxv) 5.00% Notes due 15 January 2015; (xxvi) 5.491% Notes due 15 November 2017; (xxvii) 5.75% Debentures due 1 April 2036; (xxviii) 5.60% Notes due 1 March 2017; (xxix) Notes issued on 1 December 1989 by the Development Authority of Cartersville*; (xxx) Notes issued on 1 November 1990 by the Development Authority of Cartersville*; (xxxi) Notes issued on 1 May 1991 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xxxii) Notes issued on 1 April 1997 by the Industrial Development Authority of the County of James City, Virginia*; (xxxiii) Notes issued on 1 April 1997 by the Development Authority of Cartersville*; (xxxiv) Notes issued on 1 August 1999 by the Ohio Water Development Agency*; (xxxv) Notes issued on 1 December 1999 by The Onondaga County Industrial Development Agency*; (xxxvi) Notes issued on 1 July 2000 by the Ohio Water Development Agency*; (xxxvii) Notes issued on 1 November 2001 by the Ohio Water Development Agency*; (xxxviii) Notes issued on 1 March 2002 by the Development Authority of Cartersville*; (xxxix) Notes issued on 1 April 2002 by the Gulf Coast Waste Disposal Authority*; (xl) Notes issued on 1 October 2002 by the City of Jonesboro, Arkansas*; (xli) Notes issued on 1 July 2006 by The Onondaga County Industrial Development Agency*; (xlii) Notes issued on 1 February 2007 by The Business Finance Authority of the State of New Hampshire*; (xliii) Notes issued on 1 February 2007 by the Jacksonville Economic Development Commission*; (xliv) Notes issued on 1 February 2007 by the City of Fort Collins, Colorado*; (xlv) Notes issued on 1 February 2007 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xlvi) Notes issued on 1 February 2007 by the California Statewide Communities Development Authority*; (xlvii) Notes issued on 31 May 2007 by the New Jersey Economic Development Authority*; (xlviii) Notes issued on 1 August 2007 by the Development Authority of Cartersville*; and (xlix) Notes issued on 1 September 2007 by the California Enterprise Development Authority*.

*	Anheuser-Busch Companies, Inc. has subsequently become the principal debtor in respect of the debt securities listed in sub-paragraphs (xxix) to (xlix).

“Programme” means the Euro Medium Term Note Programme established by BrandBrew S.A. and Anheuser-Busch InBev SA/NV, as issuers, in January 2009 and subsequently recommenced on 24 February 2010.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the Indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the indentures and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

a.

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

b.

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

c.

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(i)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of debt securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(ii)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(iii)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(iv)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

d.	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

e.	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(i)

the amount of debt securities theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of debt securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(ii)	the amount thereof previously credited under paragraph (d) below,

(iii)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(iv)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

f.	a deposit with the Trustee for cancellation of the debt securities then being surrendered as set forth in such certificate.

g.

Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

h.

The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire debt securities under this covenant, for the principal amount of any debt securities deposited with the Trustee for the purpose and also for the principal amount of (i) any debt securities theretofore redeemed at the option of the Parent Guarantor and (ii) any debt securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the debt securities.

i.

For purposes of this covenant, the amount or the principal amount of debt securities which are issued with original issue discount shall be the principal amount of such debt securities that on the date of the purchase or redemption of such debt securities referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. Where a Guarantor is a Luxembourg resident, please refer to the section entitled “Tax Considerations—Luxembourg Taxation” for a description of tax consequences under Luxembourg law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in the Indenture.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Terms Applicable to the 8.200% Notes due 2039

The 8.20% Notes due 2039 (the “2039 Notes”) were issued under an indenture dated 16 October 2009 (as amended and supplemented, the “Indenture”, with respect to the 2039 Notes) among Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the 2039 Notes), Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), each of the subsidiary guarantors listed under “—Guarantees” below (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”, with respect to the 2039 Notes) and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The following summaries of certain provisions of the 2039 Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the 2039 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2039 Notes are limited to $1,250,000,000 aggregate principal amount and will mature on 15 January 2039. The 2039 Notes are the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer. The 2039 Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

The 2039 Notes will bear interest at a rate of 8.20% per annum from 15 January 2011 or the most recent interest payment date of the 8.20% Notes due 2039 issued by Anheuser-Busch InBev Worldwide Inc. in a private offering on 12 January 2009 (“Old Notes”) for which interest has been paid or duly provided, as applicable, payable semi-annually in arrears on 15 January and 15 July of each year, commencing on 15 July 2011, and until full repayment of the outstanding principal of the January Notes. Interest will be payable to the Holders of record at the close of business on 1 January and 1 July immediately preceding such interest payment date, whether or not such day is a Business Day (as defined above). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The interest rates on the 2039 Notes will be subject to adjustment upon certain rating events as described under “—Interest Rate Adjustment Based on Rating Events.” The 2039 Notes will be repaid at maturity at a price equal to 100% of the principal amount thereof. Each series of 2039 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption.” The 2039 Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2039 Notes do not provide for any sinking fund.

The term “Business Day” means any day other than a day on which commercial banks or foreign exchange markets are permitted or required to be closed in New York City, London or Brussels. If the date of maturity of interest on or principal of the 2039 Notes or the date fixed for redemption of any 2039 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue as a result of the delayed payment.

Guarantees

Each 2039 Note will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. Each of the following companies, which are subsidiaries of the Parent Guarantor, will, along with the Parent Guarantor, jointly and severally guarantee the 2039 Notes on a full, unconditional and irrevocable basis:

•	Brandbrew S.A.;

•	Cobrew NV/SA; and

•	Anheuser-Busch Companies, Inc.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees”; the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors.”

All such Guarantees are set forth in the Indenture, or a supplement thereto. The Guarantees provided by certain of the Subsidiary Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the 2039 Notes in accordance with the Indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Guarantors other than the Parent Guarantor shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the 2039 Notes is terminated, (i) the relevant Guarantor is released from its guarantee of the Issuer’s 2010 Senior Facilities Agreement, or is no longer a guarantor under that facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the 2039 Notes (or the Old Notes, the October 2009 Notes or the March 2010 Notes), (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the 2039 Notes, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the 2039 Notes is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

Prior Termination of Certain Subsidiary Guarantees

In addition to the Guarantees of the Subsidiary Guarantors, each Old Note was, at the time of issuance, guaranteed by certain other of our subsidiaries: InBev Belgium SA/NV, InBev France SAS, InBev Nederland N.V., Interbrew International B.V., Interbrew Central European Holding B.V., Sun Interbrew Limited, Nimbuspath Limited and AmBrew S.A. In May 2010, pursuant to the provisions of the Old Indenture, the guarantees of these subsidiaries were terminated and these subsidiaries ceased to be guarantors of the Old Notes. At the same time, the guarantees of these subsidiaries were also terminated under a significant portion of our outstanding long-term debt, including the October 2009 Notes, the March 2010 Notes and our 2010 Senior Facilities Agreement. As a result the Subsidiary Guarantors guaranteeing the 2039 Notes are the same entities currently guaranteeing the Old Notes.

Supplemental Information on Subsidiary Guarantors

Brandbrew S.A., whose Guarantees are subject to the limitations described below under “—Guarantee Limitations,” accounted for less than 1% of the total consolidated EBITDA, as defined, of AB InBev Group for the six month period ended 30 June 2010 and approximately 5% of the total consolidated debt of AB InBev Group as of 30 June 2010.

Guarantee Limitations

Brandbrew S.A.

Notwithstanding anything to the contrary in the Guarantee provided by Brandbrew S.A., the maximum aggregate liability of Brandbrew S.A. under its Guarantee and as a guarantor of the Brandbrew Guaranteed Facilities (excluding its Guarantee) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by Brandbrew S.A. and the Brandbrew Subsidiaries as a borrower or issuer under the Brandbrew Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to Brandbrew S.A. and the Brandbrew Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Brandbrew Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

a.

the sum of Brandbrew S.A.’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under (B) above) (both as referred to in article 34 of the Law of 2002) as reflected in Brandbrew S.A.’s most recent annual accounts approved by the competent organ of Brandbrew S.A. (as audited by its réviseur d’entreprises (external auditor), if required by law); and

b.

the sum of Brandbrew S.A.’s own capital (i) and its subordinated debt (both as referred to in article 34 of the Law of 2002) as reflected in its filed annual accounts available as of the date of its Guarantee.

For the avoidance of doubt, the limitation on the Guarantee provided by Brandbrew S.A. shall not apply to any Guarantee by Brandbrew S.A. of any obligations owed by the Brandbrew Subsidiaries under the Brandbrew Guaranteed Facilities.

In addition to the limitation referred to above in respect of the Guarantee provided by Brandbrew S.A., the obligations and liabilities of Brandbrew S.A. under the Guarantee provided by Brandbrew S.A. and under any of the Brandbrew Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to Brandbrew S.A.

“Brandbrew Guaranteed Facilities” means: (i) the €2,500,000,000 syndicated credit facility agreement dated 8 December 2005 among the Parent Guarantor, Fortis Bank and others; (ii) the €150,000,000 facility agreement dated 13 May 2008 between the Parent Guarantor, Cobrew NV/SA and BNP Paribas as lender; (iii) the €150,000,000 facility agreement dated 20 June 2008 between, among others, the Parent Guarantor, Cobrew and The Royal Bank of Scotland plc as lender; (iv) the Existing Target Debt; (v) the USD 850,000,000 note purchase and guarantee agreement dated 22 October 2003 and entered into between, among others, the Parent Guarantor as issuer, Cobrew and Brandbrew; (vi) any notes issued by Brandbrew S.A. or the Parent Guarantor under the Programme; (vii) the 2008 Senior Facilities Agreement; (viii) the Old Notes; (ix) the October 2009 Notes; (x) the March 2010 Notes; (xi) the 2010 Senior Facilities Agreement; and (xiii) the 2039 Notes, or any refinancing (in whole or part) of any of the above items for the same or a lower amount.

“Brandbrew Subsidiaries” means each entity of which Brandbrew S.A. has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital or similar right of ownership; and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

“Existing Target Debt” means the following notes, debentures and bonds of Anheuser-Busch Companies, Inc.: (i) 6.450% Debentures due 1 September 2037; (ii) 5.50% Notes due 15 January 2018; (iii) 9.0% Debentures due 1 December 2009; (iv) 6.75% Debentures due 15 December 2027; (v) 6.50% Debentures due 1 January 2028;

(vi) 5.75% Notes due 1 April 2010; (vii) 7.50% Notes due 15 March 2012; (viii) 7.55% Debentures due 1 October 2030; (ix) 6.80% Debentures due 15 January 2031; (x) 6.00% Notes due 15 April 2011; (xi) 6.80% Debentures due 20 August 2032; (xii) 5.625% Notes due 1 October 2010; (xiii) 6.00% Debentures due 1 November 2041; (xiv) 6.50% Debentures due 1 May 2042; (xv) 6.50% Debentures due 1 February 2043; (xvi) 4.375% Notes due 15 January 2013; (xvii) 5.95% Debentures due 15 January 2033; (xviii) 4.625% Notes due 1 February 2015; (xix) 4.50% Notes due 1 April 2018; (xx) 5.35% Notes due 15 May 2023; (xxi) 4.95% Notes due 15 January 2014; (xxii) 5.05% Notes due 15 October 2016; (xxiii) 5.00% Notes due 1 March 2019; (xxiv) 4.70% Notes due 15 April 2012; (xxv) 5.00% Notes due 15 January 2015; (xxvi) 5.491% Notes due 15 November 2017; (xxvii) 5.75% Debentures due 1 April 2036; (xxviii) 5.60% Notes due 1 March 2017; (xxix) Notes issued on 1 December 1989 by the Development Authority of Cartersville*; (xxx) Notes issued on 1 November 1990 by the Development Authority of Cartersville*; (xxxi) Notes issued on 1 May 1991 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xxxii) Notes issued on 1 April 1997 by the Industrial Development Authority of the County of James City, Virginia*; (xxxiii) Notes issued on 1 April 1997 by the Development Authority of Cartersville*; (xxxiv) Notes issued on 1 August 1999 by the Ohio Water Development Agency*; (xxxv) Notes issued on 1 December 1999 by The Onondaga County Industrial Development Agency*; (xxxvi) Notes issued on 1 July 2000 by the Ohio Water Development Agency*; (xxxvii) Notes issued on 1 November 2001 by the Ohio Water Development Agency*; (xxxviii) Notes issued on 1 March 2002 by the Development Authority of Cartersville*; (xxxix) Notes issued on 1 April 2002 by the Gulf Coast Waste Disposal Authority*; (xl) Notes issued on 1 October 2002 by the City of Jonesboro, Arkansas*; (xli) Notes issued on 1 July 2006 by The Onondaga County Industrial Development Agency*; (xlii) Notes issued on 1 February 2007 by The Business Finance Authority of the State of New Hampshire*; (xliii) Notes issued on 1 February 2007 by the Jacksonville Economic Development Commission*; (xliv) Notes issued on 1 February 2007 by the City of Fort Collins, Colorado*; (xlv) Notes issued on 1 February 2007 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xlvi) Notes issued on 1 February 2007 by the California Statewide Communities Development Authority*; (xlvii) Notes issued on 31 May 2007 by the New Jersey Economic Development Authority*; (xlviii) Notes issued on 1 August 2007 by the Development Authority of Cartersville*; and (xlix) Notes issued on 1 September 2007 by the California Enterprise Development Authority*.

*	Anheuser-Busch Companies, Inc. has subsequently become the principal debtor in respect of the notes listed in sub-paragraphs (xxix) to (xlix).

“Programme” means the Euro Medium-Term Note Programme established by Brandbrew S.A. and Anheuser-Busch InBev SA/NV, as issuers, in January 2009 and subsequently recommenced on 24 February 2010.

Optional Redemption

The Issuer may, at its option, redeem any series of 2039 Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the 2039 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2039 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 80 basis points in the case of the 2039 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.l5(5l9)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the related 2039 Notes, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2039 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2039 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities Inc., or Deutsche Bank Securities Inc., as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities Inc., and Deutsche Bank Securities Inc. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the 2039 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the 2039 Notes to be redeemed on such date. If fewer than all of the 2039 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular 2039 Notes of such series or portions thereof for redemption from the 2039 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

Each series of 2039 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2039 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the redemption date, if (i) any change in, or amendment to, the laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction (as defined below) or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the issue date (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to such series of 2039 Notes and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described below under “—Additional Amounts”; provided, however, that any series of 2039 Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such 2039 Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the 2039 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Holders’ Option to Require Repayment Upon a Change in Control

The following provisions (the “Change in Control Clause”) will not be effective unless and until they are approved by a resolution of the general meeting of shareholders of the Parent Guarantor. The Parent Guarantor will procure that a resolution to approve the Change in Control Clause is put to shareholders of the Parent Guarantor at the first annual general meeting after 1 May 2010, and at each successive annual general meeting of the Parent Guarantor thereafter until such a resolution is passed and, immediately following approval of such a resolution, will file a copy thereof with the Clerk of the Commercial Court of Brussels (“greffe du tribunal de commerce/griffie van de rechtbank van koophandel”). The Parent Guarantor will notify the Trustee promptly after the shareholder meeting of the results of the vote on the proposed resolution.

If the general meeting of shareholders of the Parent Guarantor has not approved a Change in Control Clause substantially in the form described below by the date that is 18 months following the initial issue date of the 2039 Notes, as applicable, the interest rate relating to such series of 2039 Notes will increase by 0.25% with effect from the next following day until the date that the Parent Guarantor notifies the Trustee that a Change in Control Clause benefiting Holders substantially in the form described below has been approved (or unless and until such approval is no longer required in order for the Change in Control Clause to be effective), following which the interest rate relating to such series of 2039 Notes will decrease by the same amount.

In the event that (a) a Change of Control occurs, and (b) within the Change of Control Period, a Ratings Downgrade in respect of that Change of Control occurs with respect to a series of 2039 Notes (an “Early Redemption Event”):

(i)

the Issuer will (A) within 30 days after becoming aware of the Early Redemption Event, provide written notice thereof to the Holders of the 2039 Notes of such series, and (B) determine and provide written notice of the effective date for the purposes of early repayment (the “Effective Date”). The Effective Date must be a Business Day not less than 60 and not more than 90 days after the giving of the notice regarding the Early Redemption Event pursuant to subparagraph (i)(A); and

(ii)

any Holder of the 2039 Notes of such series may, by submitting a redemption notice (the “Early Redemption Notice”), demand from the Issuer repayment as of the Effective Date of any (in integral multiples of $1,000 provided that the unrepurchased portion must be in principal amount of at least $2,000) or all of its 2039 Notes which have not otherwise been declared due for early redemption, at a repurchase price in cash of 101% of their principal amount plus interest accrued until (but excluding) the Effective Date (and all Additional Amounts, if any).

Any Early Redemption Notice shall be made in writing in English and shall be delivered by hand, registered mail or facsimile transmission to the Trustee not less than 30 days prior to the Effective Date at its specified office. The Early Redemption Notice must be accompanied by evidence showing that the relevant Holder is the Holder of the relevant 2039 Note(s) at the time the Early Redemption Notice is delivered. Such evidence may be provided in the form of a certificate issued by any custodian or in any other suitable manner. Early Redemption Notices shall be irrevocable.

The Issuer will not be required to redeem the 2039 Notes under this clause following an Early Redemption Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all the 2039 Notes properly tendered and not withdrawn under its offer. The Issuer will also not be required to redeem the 2039 Notes of a particular series under this clause if it has exercised its right to redeem the 2039 Notes of such series in full as described above or has defeased the 2039 Notes as described below.

A “Change of Control” means any person or group of persons acting in concert (in each case other than Stichting Anheuser-Busch InBev or any existing direct or indirect certificate holder or certificate holders of Stichting Anheuser-Busch InBev) gaining Control of the Parent Guarantor; provided that a change of control shall not be deemed to have occurred if all or substantially all of the shareholders of the relevant person or group of persons are, or immediately prior to the event which would otherwise have constituted a change of control were, the shareholders of the Parent Guarantor with the same (or substantially the same) pro rata interests in the share capital of the relevant person or group of persons as such shareholders have, or as the case may be, had, in the share capital of the Parent Guarantor.

“Acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain Control of the Parent Guarantor. “Stichting Anheuser-Busch InBev” means the company incorporated under the laws of The Netherlands under registered number 34144185 with registered address at Hofplein 20, 3032AC, Rotterdam, The Netherlands, and its successors.

“Change of Control Announcement” for these purposes means the public announcement by the Parent Guarantor or any actual purchaser relating to a Change of Control.

The “Change of Control Period” shall commence on the date of the Change of Control Announcement, but not later than on the date of the Change of Control, and shall end 60 days after the Change of Control (which period shall be extended with respect to a rating agency so long as the rating of the relevant 2039 Notes is under publicly announced consideration for possible downgrade by that rating agency, such extension not to exceed 60 days after the public announcement of such consideration).

“Control” in relation to any entity means either the direct or indirect ownership of more than 50% of the share capital or similar rights of ownership of the entity or the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise.

A “Ratings Downgrade” shall occur if any two solicited credit ratings for the Parent Guarantor’s long-term unsecured debt fall below investment grade or if all three Rating Agencies (as defined below) cease to assign (other than temporarily) a credit rating to the Parent Guarantor. A credit rating below investment grade shall mean, in relation to Standard & Poor’s Rating Services, a rating of BB+ or below, in relation to Moody’s Investor Services Inc., a rating of Bal or below, in relation to Fitch, Inc. a rating of BB+ or below and, where another “nationally recognized statistical rating agency” has been designated by the Parent Guarantor, a comparable rating. A Ratings Downgrade shall not occur with respect to a particular Rating Agency in respect of a Change of Control unless the Rating Agency downgrading the Parent Guarantor announces or publicly confirms or informs the Parent Guarantor in writing at its request that the downgrade was the result, in whole or in part, of the applicable Change of Control. If one or more Rating Agencies issues an improved credit rating for the Parent Guarantor prior to the Effective Date so that the circumstances giving rise to the Ratings Downgrade terminate, then the Ratings Downgrade shall be deemed not to have occurred and the Holders shall have no right to demand redemption of their 2039 Notes under this clause.

“Rating Agencies” shall mean each of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Fitch, Inc., or Moody’s Investors Services, Inc., their respective successors, or any other nationally recognized statistical rating agency designated by the Parent Guarantor.

If, as a result of this clause, Holders submit Early Redemption Notices in respect of at least 85% of the aggregate principal amount of a series of the 2039 Notes outstanding, the Issuer will have the ability by notice to the Trustee to redeem the entire outstanding principal amount of such series of 2039 Notes on the Effective Date at the same price as for the 2039 Notes being redeemed under this clause. Such notice shall be irrevocable and shall be given to the Trustee no later than 15 days prior to the Effective Date. Notice of such redemption shall be given by the Issuer to the Holders of the 2039 Notes of the relevant series in accordance with the Indenture, or at the Issuer’s request, by the Trustee, in each case as soon as practicable after receipt by the Trustee of the foregoing notice from the Issuer.

Interest Rate Adjustment Based on Rating Events

The interest rate payable on a series of 2039 Notes will be subject to adjustment from time to time if any of the three Rating Agencies downgrades (or subsequently upgrades) its rating assigned to that series of 2039 Notes, as set forth below.

If the debt rating on a series of 2039 Notes from any one or more of the three Ratings Agencies is decreased to a rating set forth in the table below, the interest rate on that series of 2039 Notes will increase from the interest rate otherwise payable on the original issue date by the sum of the rates set forth in the table below opposite that rating level (calculated per agency), provided that, at no time shall the interest rate on any series increase by more than 2.00%, irrespective of ratings, from the original interest rate effective as of the date of issuance of such notes; provided, further that only the two lowest ratings assigned to a series of 2039 Notes will be taken into account for purposes of any interest rate adjustment.

S&P/Fitch	Moody’s	Adjustment from Original Interest Rate (per Rating Agency)
BB+	Ba1	.25%
BB	Ba2	.50%
BB-	Ba3	.75%
B+	B1	1.00%
B	B2	1.25%
B-	B3	1.50%
CCC+	Caa	1.75%
CCC	Ca	2.00%

If at any time the interest rate on a series of 2039 Notes has been increased as a result of a ratings downgrade by a Rating Agency and such Rating Agency subsequently increases its rating of that series to any of the ratings set forth in the table above, the interest rate on that series will be decreased to the interest rate otherwise payable on that series on the date of the issuance of such notes plus the sum of the applicable interest rates set forth opposite the ratings in the table above. If any of the Rating Agencies subsequently increases its rating of a series of 2039 Notes to better than BB+/Ba1 or its equivalent, the adjustment from the original interest rate attributable to that Rating Agency shall no longer apply, and unless one or more other Rating Agencies rates that series BB+/Ba1 or lower, the interest rate shall revert to the interest rate payable on that series at the date of their issuance.

If at any time during the term of the 2039 Notes, any series is rated A-/A3 or above by any two of the Rating Agencies, the provisions described under this “Interest Rate Adjustment Based on Ratings Event” section will cease to apply to such series and the effective interest rate on such series at original issuance will remain in effect until the maturity or redemption of that series.

Any interest rate increase or decrease described above will take effect from the first Business Day of the interest period during which a rating change requiring an adjustment in the interest rate occurs. If any Rating Agency changes its rating of a series more than once during any particular interest period, the last such change to occur will control in the event of a conflict. For purposes of this section, the term “interest period” shall mean the period from and including an interest payment date to and excluding the next succeeding interest payment date, or in connection with the first interest period, the period from and including the issue date of relevant notes to and excluding the first interest payment date.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the 2039 Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any 2039 Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any 2039 Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the 2039 Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each 2039 Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the 2039 Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the 2039 Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the holders of all or any series of the notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•

to add any additional events of default for the benefit of the Holders of all or any series of 2039 Notes (and if such additional events of default are to be for the benefit of less than all series of Holders, stating that such additional events of default are expressly being included solely for the benefit of such series);

•

to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of 2039 Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any 2039 Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such 2039 Note with respect to such provision or (B) shall become effective only when there is no such 2039 Note outstanding;

•

to modify the restrictions on and procedures for, resale and other transfers of the 2039 Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, any series of 2039 Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the 2039 Notes of any series and create and issue additional 2039 Notes having identical terms and conditions as the 2039 Notes of such series (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding 2039 Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above; or

•	to make any other change that does not materially adversely affect the interests of the holders of the series of notes affected thereby.

Certain Covenants

Limitation on Liens

So long as any of the 2039 Notes remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the 2039 Notes (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the 2039 Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the Indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the 2039 Notes, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net-Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the 2039 Notes (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the 2039 Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the 2039 Notes (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the Indenture and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

(a)

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(i)

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

(ii)

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(A)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of 2039 Notes equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(B)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(C)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(D)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(b)	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(i)	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(A)

the amount of 2039 Notes theretofore redeemed and the amount of 2039 Notes theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of 2039 Notes purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(B)	the amount thereof previously credited under paragraph (d) below,

(C)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(D)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(ii)	a deposit with the Trustee for cancellation of the 2039 Notes then being surrendered as set forth in such certificate.

(c)

Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(d)

The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire 2039 Notes under this covenant, for the principal amount of any 2039 Notes deposited with the Trustee for the purpose and also for the principal amount of (i) any 2039 Notes theretofore redeemed at the option of the Parent Guarantor and (ii) any 2039 Notes previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the 2039 Notes.

(e)

For purposes of this covenant, the amount or the principal amount of 2039 Notes which are issued with original issue discount shall be the principal amount of such 2039 Notes that on the date of the purchase or redemption of such 2039 Notes referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under each series of 2039 Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the 2039 Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the 2039 Notes of a series or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding 2039 Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the 2039 Notes of such series;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the 2039 Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the 2039 Notes of any series, then in each and every case, unless the principal of all of the 2039 Notes of such series shall already have become due and payable (in which case no action is required for the acceleration of the 2039 Notes of such series), the Holders of not less than 25% in aggregate principal amount of 2039 Notes of such series then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the 2039 Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to any series of the 2039 Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of a series of 2039 Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding 2039 Notes of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding 2039 Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding 2039 Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the 2039 Notes, or else specifying any default.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to the provisions described above under “—Holders’ Option to Require Repayment upon a Change in Control,” (i) the Issuer or a Guarantor, without the consent of the Holders of any of the 2039 Notes, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the 2039 Notes (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the 2039 Notes or the Guarantees, as the case may be, and the Indenture;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the 2039 Notes and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance, no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the 2039 Notes and the Indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder);

(iii)

each stock exchange on which the 2039 Notes are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such 2039 Notes will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the 2039 Notes shall have confirmed that, following the proposed substitution of the Substitute Issuer, such 2039 Notes will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer of 2039 Notes, replace stolen, lost or mutilated 2039 Notes, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all 2039 Notes outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all 2039 Notes outstanding theretofore authenticated; or

•

all 2039 Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” or “— Optional Tax Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such 2039 Notes, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such 2039 Notes not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the Notes and all other amounts payable under the Indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the Indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such 2039 Notes, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the 2039 Notes then outstanding on the dates such payments are due in accordance with the terms of the 2039 Notes;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the 2039 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their 2039 Notes in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of 2039 Notes beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such 2039 Notes in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the 2039 Notes, such Guarantor will make all payments in respect of the 2039 Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the 2039 Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such 2039 Note;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any 2039 Note was presented to a particular paying agent for payment if the 2039 Note could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the 2039 Notes shall be deemed to include any Additional Amounts, which may be payable as set forth in the Indenture.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside the United States.

The Trustee, principal paying agent, transfer agent and registrar is The Bank of New York Mellon Trust Company, N.A.

Terms Applicable to the 6.375% Notes due 2040

The 6.375% notes due 2040 (the “2040 Notes”) were issued under an Indenture dated 16 October 2009 (as amended and supplemented, the “Indenture”, with respect to the 2040 Notes), among Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the 2040 Notes), Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), each of the Subsidiary Guarantors listed under “—Guarantees” below (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”, with respect to the 2040 notes) and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The following summaries of certain provisions of the 2040 Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the 2040 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2040 Notes are initially limited to $500,000,000 aggregate principal amount and will mature on 15 January 2040. The 2040 Notes will be the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer. The 2040 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The 2040 Notes will bear interest at a rate of 6.375% per annum from 16 October 2009, payable semi-annually in arrears on 15 April and 15 October of each year, commencing on 15 July 2010, and until full repayment of the outstanding principal of the 2040 Notes. Interest will be payable to the Holders of record at the close of business on 1 January and 1 July, immediately preceding such interest payment date, whether or not such day is a Business Day (as defined below). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the 2040 Notes will be subject to adjustment upon certain rating events as described under “—Interest Rate Adjustment Based on Rating Events”. The 2040 Notes will be repaid at maturity at a price equal to 100% of the principal amount thereof. Each series of 2040 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption”. The 2040 Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2040 Notes do not provide for any sinking fund.

The term “Business Day” means any day other than a day on which commercial banks or foreign exchange markets are permitted or required to be closed in New York City, London or Brussels. If the date of maturity of interest on or principal of the 2040 Notes or the date fixed for redemption of any 2040 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue as a result of the delayed payment.

Guarantees

Each 2040 Note will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. Each of the following companies, which are subsidiaries of the Parent Guarantor, will, along with the Parent Guarantor, jointly and severally guarantee the 2040 Notes on a full, unconditional and irrevocable basis:

•	InBev Belgium SA/NV;

•	BrandBrew S.A.;

•	Cobrew NV/SA;

•	AB InBev France S.A.S.;

•	InBev Nederland N.V.;

•	Interbrew International B.V.;

•	Interbrew Central European Holding B.V.;

•	Nimbuspath Limited;

•	AmBrew S.A.; and

•	Anheuser-Busch Companies, Inc.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees”; the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors”.

All such Guarantees are set forth in the Indenture, or a supplement thereto. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations”.

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the 2040 Notes in accordance with the Indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Guarantors other than the Parent Guarantor shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the 2040 Notes is terminated, (i) the relevant Guarantor is released from its guarantee of or is no longer a guarantor under the Issuer’s $45,000,000,000 senior facilities agreement and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the 2040 Notes (or the Old Notes, January Notes or the May Notes), (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the 2040 Notes, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the 2040 Notes is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, any Subsidiary Guarantor whose Guarantee is subject to the limitations described below shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under the Indenture, in the event that such Subsidiary Guarantor determines that under the rules, regulations or interpretations of the SEC such Subsidiary Guarantor would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the Indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, each such Subsidiary Guarantor will be entitled to amend or modify by execution of an indenture supplemental to the Indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by such Subsidiary Guarantor to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

AB InBev France S.A.S., Interbrew International B.V., Interbrew Central European Holding B.V., InBev Nederland N.V., AmBrew S.A and BrandBrew S.A., the six Subsidiary Guarantors whose Guarantees are subject to the limitations described below under “—Guarantee Limitations”, accounted for approximately two percent (2%) of the total consolidated EBITDA of AB InBev Group for the first six months of 2009 and approximately two percent (2%) of the total consolidated debt of AB InBev Group as of 30 June 2009.

Guarantee Limitations

AB InBev France S.A.S.

Notwithstanding anything to the contrary in the Guarantee provided by AB InBev France S.A.S., such Guarantee will be subject to the following limitations:

(A)

the obligations and liabilities of AB InBev France S.A.S. under its Guarantee will not include any obligation or liability which if incurred would constitute the provision of financial assistance within the meaning of article L.225-216 of the French Commercial Code and/or would constitute a “misuse of corporate assets” within the meaning of article L.241-3 or L.242-6 of the French Commercial Code or any other law or regulations having the same effect, as interpreted by French courts; and

(B)

the obligations and liabilities of AB InBev France S.A.S. under its Guarantee for the obligations of the Issuer shall be limited, at any time, to an amount equal to the aggregate nominal amount of all notes issued by the Issuer to the extent directly or indirectly on-lent or otherwise provided to AB InBev France S.A.S. and/or any AB InBev France Subsidiary(ies) under intercompany loan or similar arrangements and outstanding at the date a payment is to be made by AB InBev France S.A.S. under its Guarantee.

For the avoidance of doubt, any obligations or liabilities that may arise from AB InBev France acting jointly and severally with the other Guarantors (including as applicable as “co-débiteur solidaire”) are subject always to the limitations set out in the preceding paragraphs.

Interbrew International B.V., Interbrew Central European Holding B.V. and InBev Nederland N.V.

With respect to the Guarantees provided by Interbrew International B.V., Interbrew Central European Holding B.V. and InBev Nederland N.V., such Guarantees will not apply to any liability to the extent that it would result in such Guarantee constituting unlawful financial assistance.

AmBrew S.A.

Notwithstanding anything to the contrary in the Guarantee provided by AmBrew S.A., the maximum aggregate liability of AmBrew S.A. under such Guarantee shall not exceed an amount equal to the aggregate of (without double counting):

(A)	the aggregate amount of all moneys received by AmBrew S.A. and the AmBrew Subsidiaries as a borrower or issuer under the AmBrew Guaranteed Facilities;

(B)

the aggregate amount of all outstanding intercompany loans made to AmBrew S.A. and the AmBrew Subsidiaries by other members of the Anheuser-Busch InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the AmBrew Guaranteed Facilities; and

(C)	an amount equal to 100% of the greater of:

I.

the sum of AmBrew S.A.’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under (B) above) (both as referred to in article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts, as amended (the “Law of 2002”)) as reflected in AmBrew S.A.’s most recent annual accounts approved by the competent organ of AmBrew S.A. (as audited by its réviseur d’entreprises (external auditor), if required by law); and

II.

the sum of AmBrew S.A.’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (both as referred to in article 34 of the Law of 2002) as reflected in its filed annual accounts available as of the date of its Guarantee.

For the avoidance of doubt, the limitation on AmBrew S.A.’s Guarantee shall not apply to the Guarantee by AmBrew S.A. of any obligations owed by the AmBrew Subsidiaries under the AmBrew Guaranteed Facilities.

In addition to the limitation referred to above in respect of AmBrew’s Guarantee, the obligations and liabilities of AmBrew S.A. under AmBrew’s Guarantee and under any of the AmBrew Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to AmBrew S.A.

BrandBrew S.A.

Notwithstanding anything to the contrary in the Guarantee provided by BrandBrew S.A., the maximum aggregate liability of BrandBrew S.A. under its Guarantee and as a guarantor of the Brandbrew Guaranteed Facilities (excluding its Guarantee) shall not exceed an amount equal to the aggregate of (without double counting):

(A)	the aggregate amount of all moneys received by BrandBrew S.A. and the Brandbrew Subsidiaries as a borrower or issuer under the Brandbrew Guaranteed Facilities;

(B)

the aggregate amount of all outstanding intercompany loans made to BrandBrew S.A. and the Brandbrew Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Brandbrew Guaranteed Facilities; and

(C)	an amount equal to 100% of the greater of:

I.

the sum of BrandBrew S.A.’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under (B) above) (both as referred to in article 34 of the Law of 2002) as reflected in BrandBrew S.A.’s most recent annual accounts approved by the competent organ of BrandBrew S.A. (as audited by its réviseur d’entreprises (external auditor), if required by law); and

II.

the sum of BrandBrew S.A.’s own capital (i) and its subordinated debt (dettes subordonnées) (both as referred to in article 34 of the Law of 2002) as reflected in its filed annual accounts available as of the date of its Guarantee.

For the avoidance of doubt, the limitation on the Guarantee provided by BrandBrew S.A. shall not apply to any Guarantee by BrandBrew S.A. of any obligations owed by the Brandbrew Subsidiaries under the Brandbrew Guaranteed Facilities.

In addition to the limitation referred to above in respect of the Guarantee provided by BrandBrew S.A., the obligations and liabilities of Brandbrew S.A. under the Guarantee provided by BrandBrew S.A. and under any of the Brandbrew Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to Brandbrew S.A.

“AmBrew Guaranteed Facilities” means: (i) the €2,500,000,000 syndicated credit facility agreement dated 8 December 2005 among AB InBev, Fortis Bank and others; (ii) the €200,000,000 facility agreement dated 15 April 2008 between Brandbrew and Fortis Bank as lender; (iii) the €150,000,000 facility agreement dated 20 March 2008 between Brandbrew and Santander Benelux S.A./NV as lender; (iv) the €250,000,000 facility agreement dated 3 April 2008 between BrandBrew S.A. and Société Généralé as lender; (v) the €50,000,000 facility agreement dated as of 29 August 2007 among BrandBrew S.A., AB InBev and S G Immobel SA as lender; (vi) the €150,000,000 facility agreement dated 13 May 2008 between AB InBev, Cobrew NV/SA and BNP Paribas as lender; (vii) the €150,000,000 facility agreement dated 20 June 2008 between, amongst others, AB InBev, Cobrew NV/SA and The Royal Bank of Scotland plc as lender; (viii) the Existing Target Debt; (ix) any notes issued by BrandBrew S.A. or AB InBev under the Programme; (x) the Senior Facility Agreement; and (xi) the 2040 Notes, or any refinancing (in whole or part) of any of the above items for the same or a lower amount;

“AmBrew Subsidiaries” means each entity of which AmBrew has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital or similar right of ownership; and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise;

“Brandbrew Guaranteed Facilities” means: (i) the €2,500,000,000 syndicated credit facility agreement dated 8 December 2005 among AB InBev, Fortis Bank and others; (ii) the €150,000,000 facility agreement dated 13 May 2008 between AB InBev, Cobrew and BNP Paribas as lender; (iii) the €150,000,000 facility agreement dated 20 June 2008 between, amongst others, AB InBev, Cobrew and The Royal Bank of Scotland plc as lender; (iv) the Existing Target Debt; (v) the US$850,000,000 note purchase and guarantee agreement dated 22 October 2003 and entered into between, amongst others, AB InBev as issuer, Cobrew and Brandbrew; (vi) any notes issued by BrandBrew S.A. or AB InBev under the Programme; (vii) the Senior Facility Agreement; and (viii) the 2040 Notes, or any refinancing (in whole or part) of any of the above items for the same or a lower amount;

“Brandbrew Subsidiaries” means each entity of which BrandBrew S.A. has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital or similar right of ownership; and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise;

“Existing Target Debt” means the following notes, debentures and bonds of Anheuser-Busch Companies, Inc.: (i) 6.450% Debentures due 1 September 2037; (ii) 5.50% Notes due 15 January 2018; (iii) 9.0% Debentures due 1 December 2009; (iv) 6.75% Debentures due 15 December 2027; (v) 6.50% Debentures due 1 January 2028; (vi) 5.75% Notes due 1 April 2010; (vii) 7.50% Notes due 15 March 2012; (viii) 7.55% Debentures due 1 October 2030; (ix) 6.80% Debentures due 15 January 2031; (x) 6.00% Notes due 15 April 2011; (xi) 6.80% Debentures due 20 August 2032; (xii) 5.625% Notes due 1 October 2010; (xiii) 6.00% Debentures due 1 November 2041; (xiv) 6.50% Debentures due 1 May 2042; (xv) 6.50% Debentures due 1 February 2043; (xvi) 4.375% Notes due 15 January 2013; (xvii) 5.95% Debentures due 15 January 2033; (xviii) 4.625% Notes due 1 February 2015; (xix) 4.50% Notes due 1 April 2018; (xx) 5.35% Notes due 15 May 2023; (xxi) 4.95% Notes due 15 January 2014; (xxii) 5.05% Notes due 15 October 2016; (xxiii) 5.00% Notes due 1 March 2019; (xxiv) 4.70% Notes due 15 April 2012; (xxv) 5.00% Notes due 15 January 2015; (xxvi) 5.491% Notes due 15 November 2017; (xxvii) 5.75% Debentures due 1 April 2036; (xxviii) 5.60% Notes due 1 March 2017; (xxix) Notes issued on 1 December 1989 by the Development Authority of Cartersville*; (xxx) Notes issued on 1 November 1990 by the Development Authority of Cartersville*; (xxxi) Notes issued on 1 May 1991 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xxxii) Notes issued on 1 April 1997 by the Industrial Development Authority of the County of James City, Virginia*; (xxxiii) Notes issued on 1 April 1997 by the Development Authority of Cartersville*; (xxxiv) Notes issued on 1 August 1999 by the Ohio Water Development Agency*; (xxxv) Notes issued on 1 December 1999 by The Onondaga County Industrial Development Agency*; (xxxvi) Notes issued on 1 July 2000 by the Ohio Water Development Agency*; (xxxvii) Notes issued on 1 November 2001 by the Ohio Water Development Agency*; (xxxviii) Notes issued on 1 March 2002 by the Development Authority of Cartersville*; (xxxix) Notes issued on 1 April 2002 by the Gulf Coast Waste Disposal Authority*; (xl) Notes issued on 1 October 2002 by the City of Jonesboro, Arkansas*; (xli) Notes issued on 1 July 2006 by The Onondaga County Industrial Development Agency*; (xlii) Notes issued on 1 February 2007 by The Business Finance Authority of the State of New Hampshire*; (xliii) Notes issued on 1 February 2007 by the Jacksonville Economic Development Commission*; (xliv) Notes issued on 1 February 2007 by the City of Fort Collins, Colorado*; (xlv) Notes issued on 1 February 2007 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xlvi) Notes issued on 1 February 2007 by the California Statewide Communities Development Authority*; (xlvii) Notes issued on 31 May 2007 by the New Jersey Economic Development Authority*; (xlviii) Notes issued on 1 August 2007 by the Development Authority of Cartersville*; and (xlix) Notes issued on 1 September 2007 by the California Enterprise Development Authority*;

*	Anheuser-Busch Companies, Inc. has subsequently become the principal debtor in respect of the notes listed in sub-paragraphs (xxix) to (xlix).

“AB InBev France Subsidiary” means an entity of which AB InBev France has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital or similar right of ownership; and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; and

“Programme” means the Euro Medium Term Note Programme established by Brandbrew S.A. and Anheuser-Busch InBev SA/NV, as issuers, in January 2009.

Optional Redemption

The Issuer may, at its option, redeem any series of 2040 Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the 2040 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2040 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal”, for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the related 2040 Notes, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2040 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2040 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp. or Deutsche Bank Securities Inc., as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp. and Deutsche Bank Securities Inc. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the 2040 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the 2040 Notes to be redeemed on such date. If fewer than all of the 2040 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular 2040 Notes of such series or portions thereof for redemption from the 2040 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

Each series of 2040 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2040 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the redemption date, if (i) any change in, or amendment to, the laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction (as defined below) or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the issue date (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to such series of 2040 Notes and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described below under “—Additional Amounts”; provided, however, that any series of 2040 Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such 2040 Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognised standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the 2040 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Holders’ Option to Require Repayment Upon a Change in Control

The following provisions (the “Change in Control Clause”) will not be effective unless and until they are approved by a resolution of the general meeting of shareholders of the Parent Guarantor. The Parent Guarantor will procure that a resolution to approve the Change in Control Clause is put to shareholders of the Parent Guarantor at the first annual general meeting after 16 October 2009, and at each successive annual general meeting of the Parent Guarantor thereafter until such a resolution is passed and, immediately following approval of such a resolution, will file a copy thereof with the Clerk of the Commercial Court of Brussels (“greffe du tribunal de commerce/griffie van de rechtbank van koophandel”). The Parent Guarantor will notify the Trustee promptly after the shareholder meeting of the results of the vote on the proposed resolution.

If the general meeting of shareholders of the Parent Guarantor has not approved a Change in Control Clause substantially in the form described below by the date that is 18 months following the initial issue date of the 6.375% Notes due 2040 issued by Anheuser-Busch InBev Worldwide Inc. in a private offering (the “Old Notes”), the interest rate applicable to the 2040 Notes will increase by 0.25% with effect from the next following day until the date that the Parent Guarantor notifies the Trustee that a Change in Control Clause benefiting Holders substantially in the form described below has been approved (or unless and until such approval is no longer required in order for the Change in Control Clause to be effective), following which the interest rate applicable to the 2040 Notes will decrease by the same amount.

In the event that (a) a Change of Control occurs, and (b) within the Change of Control Period, a Ratings Downgrade in respect of that Change of Control occurs with respect to a series of 2040 Notes (an “Early Redemption Event”):

(i)

the Issuer will (A) within 30 days after becoming aware of the Early Redemption Event, provide written notice thereof to the Holders of the 2040 Notes of such series, and (B) determine and provide written notice of the effective date for the purposes of early repayment (the “Effective Date”). The Effective Date must be a Business Day not less than 60 and not more than 90 days after the giving of the notice regarding the Early Redemption Event pursuant to subparagraph (i)(A); and

(ii)

any Holder of the 2040 Notes of such series may, by submitting a redemption notice (the “Early Redemption Notice”), demand from the Issuer repayment as of the Effective Date of any (in integral multiples of $1,000 provided that the unrepurchased portion must be in principal amount of at least $2,000) or all of its 2040 Notes which have not otherwise been declared due for early redemption, at a repurchase price in cash of 101% of their principal amount plus interest accrued until (but excluding) the Effective Date (and all Additional Amounts, if any).

Any Early Redemption Notice shall be made in writing in English and shall be delivered by hand, registered mail, or by facsimile transmission to the Trustee not less than 30 days prior to the Effective Date at its specified office. The Early Redemption Notice must be accompanied by evidence showing that the relevant Holder is the Holder of the relevant 2040 Note(s) at the time the Early Redemption Notice is delivered. Such evidence may be provided in the form of a certificate issued by any custodian or in any other suitable manner. Early Redemption Notices shall be irrevocable.

The Issuer will not be required to redeem the 2040 Notes under this clause following an Early Redemption Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third-party purchases all the 2040 Notes properly tendered and not withdrawn under its offer. The Issuer will also not be required to redeem the 2040 Notes of a particular series under this clause if it has exercised its right to redeem the 2040 Notes of such series in full as described above or has defeased the 2040 Notes as described below.

A “Change of Control” means any person or group of persons acting in concert (in each case other than Stichting Anheuser-Busch InBev or any existing direct or indirect certificate holder or certificate holders of Stichting Anheuser-Busch InBev) gaining Control of the Parent Guarantor; provided that a change of control shall not be deemed to have occurred if all or substantially all of the shareholders of the relevant person or group of persons are, or immediately prior to the event which would otherwise have constituted a change of control were, the shareholders of the Parent Guarantor with the same (or substantially the same) pro rata interests in the share capital of the relevant person or group of persons as such shareholders have, or as the case may be, had, in the share capital of the Parent Guarantor.

“Acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain Control of the Parent Guarantor. “Stichting Anheuser-Busch InBev” means the company incorporated under the laws of The Netherlands under registered number 34144185 with registered address at Hofplein 20, 3032AC, Rotterdam, The Netherlands, and its successors.

“Change of Control Announcement” for these purposes means the public announcement by the Parent Guarantor or any actual purchaser relating to a Change of Control.

The “Change of Control Period” shall commence on the date of the Change of Control Announcement, but not later than on the date of the Change of Control, and shall end 60 days after the Change of Control (which period shall be extended with respect to a rating agency so long as the rating of the relevant 2040 Notes is under publicly announced consideration for possible downgrade by that rating agency, such extension not to exceed 60 days after the public announcement of such consideration).

“Control” in relation to any entity means either the direct or indirect ownership of more than 50% of the share capital or similar rights of ownership of the entity or the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise.

A “Ratings Downgrade” shall occur if any two solicited credit ratings for the Parent Guarantor’s long-term unsecured debt fall below investment grade or if all three Rating Agencies (as defined below) cease to assign (other than temporarily) a credit rating to the Parent Guarantor. A credit rating below investment grade shall mean, in relation to Standard & Poor’s Rating Services, a rating of BB+ or below, in relation to Moody’s Investor Services Inc., a rating of Ba1 or below, in relation to Fitch, Inc. a rating of BB+ or below and, where another “nationally recognised statistical rating agency” has been designated by the Parent Guarantor, a comparable rating. A Ratings Downgrade shall not occur with respect to a particular Rating Agency in respect of a Change of Control unless the Rating Agency downgrading the Parent Guarantor announces or publicly confirms or informs the Parent Guarantor in writing at its request that the downgrade was the result, in whole or in part, of the applicable Change of Control. If one or more Rating Agencies issues an improved credit rating for the Parent Guarantor prior to the Effective Date so that the circumstances giving rise to the Ratings Downgrade terminate, then the Ratings Downgrade shall be deemed not to have occurred and the Holders shall have no right to demand redemption of their 2040 Notes under this clause.

“Rating Agencies” shall mean each of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Fitch, Inc., or Moody’s Investors Services, Inc., their respective successors, or any other nationally recognised statistical rating agency designated by the Parent Guarantor.

If, as a result of this clause, Holders submit Early Redemption Notices in respect of at least 85% of the aggregate principal amount of a series of 2040 Notes and Old Notes outstanding, the Issuer will have the ability by notice to the Trustee to redeem the entire outstanding principal amount of such series of 2040 Notes and Old Notes on the Effective Date at the same price as for the 2040 Notes and Old Notes being redeemed under this clause. Such notice shall be irrevocable and shall be given to the Trustee no later than 15 days prior to the Effective Date. Notice of such redemption shall be given by the Issuer to the Holders of the 2040 Notes and the Old Notes of the relevant series in accordance with the Indenture, or at the Issuer’s request, by the Trustee, in each case as soon as practicable after receipt by the Trustee of the foregoing notice from the Issuer.

Interest Rate Adjustment Based on Rating Events

The interest rate payable on a series of 2040 Notes will be subject to adjustment from time to time if any of the three Rating Agencies downgrades (or subsequently upgrades) its rating assigned to that series of 2040 Notes and Old Notes, as set forth below.

If the debt rating on a series of 2040 Notes and Old Notes from any one or more of the three Ratings Agencies is decreased to a rating set forth in the table below, the interest rate on that series will increase from the interest rate otherwise payable on the original issue date by the sum of the rates set forth in the table below opposite that rating level (calculated per agency), provided that, at no time shall the interest rate on any of the 2040 Notes or the Old Notes increase by more than 2.00%, irrespective of ratings, from the original interest rate effective as of the date of issuance of such notes; provided, further that only the two lowest ratings assigned to a series of 2040 Notes and the Old Notes will be taken into account for purposes of any interest rate adjustment.

S&P/Fitch	Moody’s	Adjustment from Original Interest Rate (per Rating Agency)
BB+	Ba1	.25%
BB	Ba2	.50%
BB-	Ba3	.75%
B+	B1	1.00%
B	B2	1.25%
B-	B3	1.50%
CCC+	Caa	1.75%
CCC	Ca	2.00%

If at any time the interest rate on a series of 2040 Notes and the Old Notes has been increased as a result of a ratings downgrade by a Rating Agency and such Rating Agency subsequently increases its rating of that series to any of the ratings set forth in the table above, the interest rate on that series will be decreased to the interest rate otherwise payable on that series on the date of the issuance of such notes plus the sum of the applicable interest rates set forth opposite the ratings in the table above. If any of the Rating Agencies subsequently increases its rating of a series of 2040 Notes and Old Notes to better than BB+/Ba1 or its equivalent, the adjustment from the original interest rate attributable to that Rating Agency shall no longer apply, and unless one or more other Rating Agencies rates that series BB+/Ba1 or lower, the interest rate shall revert to the interest rate payable on that series at the date of their issuance.

If at any time during the term of the 2040 Notes, its series is rated A-/A3 or above by any two of the Rating Agencies, the provisions described under this “Interest Rate Adjustment Based on Ratings Event” section will cease to apply to such series and the effective interest rate on such series at original issuance will remain in effect until the maturity or redemption of that series.

Any interest rate increase or decrease described above will take effect from the first Business Day of the interest period during which a rating change requiring an adjustment in the interest rate occurs. If any Rating Agency changes its rating of a series more than once during any particular interest period, the last such change to occur will control in the event of a conflict. The term “interest period” shall mean the period from and including an interest payment date to and excluding the next succeeding interest payment date, or in connection with the first interest period, the period from and including the issue date of the relevant notes to and excluding the first interest payment date.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the 2040 Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any 2040 Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any 2040 Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the 2040 Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each 2040 Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of the Holders of the affected series of notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the 2040 Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the 2040 Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the holders of all or any series of the notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•

to add any additional events of default for the benefit of the Holders of all or any series of 2040 Notes (and if such additional events of default are to be for the benefit of less than all series of Holders, stating that such additional events of default are expressly being included solely for the benefit of such series);

•

to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of 2040 Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any 2040 Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such 2040 Note with respect to such provision or (B) shall become effective only when there is no such 2040 Note outstanding;

•

to modify the restrictions on and procedures for, resale and other transfers of the 2040 Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, any series of 2040 Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the 2040 Notes of any series and create and issue additional 2040 Notes having identical terms and conditions as the 2040 Notes of such series (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding 2040 Notes and any outstanding Old Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above;

•	to make any other change that does not materially adversely affect the interests of the holders of the series of notes affected thereby.

Certain Covenants

Limitation on Liens

So long as any of the 2040 Notes remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the 2040 Notes (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the 2040 Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon,

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition),

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary,

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements,

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities,

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary,

(g)	Encumbrances existing at the date of the Indenture,

(h)

Encumbrances required in connection with state or local governmental programmes which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture,

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith,

(j)	judgment Encumbrances not giving rise to an event of default,

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges,

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods,

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business,

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favour of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes,

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies,

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant,

(q)	as permitted under the provisions described in the following two paragraphs herein and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without rateably securing the 2040 Notes, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by Indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net-Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the 2040 Notes (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the 2040 Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and rateably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the 2040 Notes (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the indentures and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

(a)

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any programme, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(i)

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

(ii)

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(A)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of 2040 Notes equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(B)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(C)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(D)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(b)	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(i)	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(A)

the amount of 2040 Notes theretofore redeemed and the amount of 2040 Notes theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of 2040 Notes purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(B)	the amount thereof previously credited under paragraph (d) below,

(C)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(D)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(ii)	a deposit with the Trustee for cancellation of the 2040 Notes then being surrendered as set forth in such certificate.

(c)

Notwithstanding the restriction of paragraph (a), the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(d)

The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire 2040 Notes under this covenant, for the principal amount of any 2040 Notes deposited with the Trustee for the purpose and also for the principal amount of (i) any 2040 Notes theretofore redeemed at the option of the Parent Guarantor and (ii) any 2040 Notes previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the 2040 Notes.

(e)

For purposes of this covenant, the amount or the principal amount of 2040 Notes which are issued with original issue discount shall be the principal amount of such 2040 Notes that on the date of the purchase or redemption of such 2040 Notes referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under each series of 2040 Notes and Old Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the 2040 Notes or the Old Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or event beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment; or

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the 2040 Notes or the Old Notes of a series or the Indenture and such default remains unremedied for 90 days after there has been given a written notice to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the 2040 Notes and Old Notes of the series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the 2040 Notes and the Old Notes of such series; or

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days; or

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days; or

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the 2040 Notes and the Guarantees, respectively, and this situation is not cured within 90 days, or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the 2040 Notes and the Old Notes of any series, then in each and every case, unless the principal of all of the 2040 Notes and Old Notes of such series shall already have become due and payable (in which case no action is required for the acceleration of the 2040 Notes and Old Notes of such series), the Holders of not less than 25% in aggregate principal amount of the 2040 Notes and Old Notes of such series then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the 2040 Notes and Old Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to any series of 2040 Notes and Old Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of a series of 2040 Notes and Old Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to the provisions described above under “—Holders’ Option to Require Repayment upon a Change in Control”, (i) the Issuer or a Guarantor, without the consent of the Holders of any of the 2040 Notes, may consolidate with, or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the 2040 Notes (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the 2040 Notes or the Guarantees, as the case may be, and the Indenture;

(b)	any other successor company is organized under the laws of a member country of Organisation for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the 2040 Notes and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the 2040 Notes and the Indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognised by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder);

(iii)

each stock exchange on which the 2040 Notes are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such 2040 Notes will continue to be listed on such stock exchange;

(iv)

each rating agency that rates the 2040 Notes shall have confirmed that, following the proposed substitution of the Substitute Issuer, such 2040 Notes will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer of or 2040 Notes, replace stolen, lost or mutilated 2040 Notes, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all 2040 Notes outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all 2040 Notes outstanding theretofore authenticated; or

•

all 2040 Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable; (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” or “—Optional Tax Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such 2040 Notes, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such 2040 Notes not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the 2040 Notes and all other amounts payable under the Indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the Indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such 2040 Notes, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the 2040 Notes then outstanding on the dates such payments are due in accordance with the terms of the 2040 Notes;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognised standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the 2040 Notes will not recognise income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognised standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their 2040 Notes in carrying on a business in such jurisdiction of incorporation, to recognise income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of 2040 Notes beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such 2040 Notes in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognised standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the 2040 Notes, such Guarantor will make all payments in respect of the 2040 Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organised, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it, or

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the 2040 Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction, or

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes, or

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such 2040 Note, or

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h)

are payable because any 2040 Note was presented to a particular paying agent for payment if the 2040 Note could have been presented to another paying agent without any such withholding or deduction, or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the 2040 Notes shall be deemed to include any Additional Amounts, which may be payable as set forth in the Indenture.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States.

Definitions

“Net Tangible Assets” means the total assets of the Parent Guarantor and its Restricted Subsidiaries (including, with respect to the Parent Guarantor, its net investment in subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organisation and developmental expenses and other like segregated intangibles, all as computed by the Parent Guarantor in accordance with generally accepted accounting principles applied by the Parent Guarantor as of a date within 90 days of the date as of which the determination is being made; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by board resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by board resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable board resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000, and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by board resolution, designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Parent Guarantor may, at its option, by board resolution, elect that such facility subsequently be included as a Principal Plant.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by board resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further board resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Issuer and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable board resolution.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortisation (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in the “Summary Financial Information” included in Form F-4.

“Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

The Trustee, principal paying agent, transfer agent and registrar is The Bank of New York Mellon Trust Company, N.A.

American Depositary Shares

This section will summarize the material provisions of the Amended and Restated Deposit Agreement, dated as of March 23, 2018 (the “Deposit Agreement”), among AB InBev, The Bank of New York Mellon, as depositary, and the owners and holders of American Depositary Shares (“ADSs”) from time to time under the Deposit Agreement. As used in this section headed “—American Depositary Shares” all references to the “depositary” are references to The Bank of New York Mellon in its capacity as depositary under the Deposit Agreement, and all references to the “custodian” are to the principal Brussels office of ING Belgium SA/NV in its capacity as custodian under the Deposit Agreement as appointed by the depositary.

We do not, however, describe every aspect of the deposit agreement, which has been filed as Exhibit 4.2 to our registration statement on Form S-8, filed with the SEC on 14 September 2018. You should read the Deposit Agreement for a more detailed description of the terms of the ADRs. You may obtain copies of the Deposit Agreement and any amendments thereto from the SEC’s website at www.sec.gov. Copies of the Deposit Agreement are also on file at the ADR depositary’s corporate trust office and the office of the custodian. They are open to inspection by owners and holders during business hours.

Uncertificated ADSs may be registered on the books of the depositary in electronic book-entry form by means of the Direct Registration System (“DRS”) operated by The Depository Trust Company (“DTC”). Periodic statements will be mailed to our ADS holders that reflect their ownership interest in such ADSs. Alternatively, under the Deposit Agreement, our ADSs may be certificated by ADRs delivered by the depositary to evidence the ADSs. Unless otherwise specified in this description, references to “ADSs” include (i) our uncertificated ADSs, the ownership of which will be evidenced by periodic statements ADS holders will receive, and (ii) our certificated ADSs evidenced by our ADRs.

The depositary’s office is located at 240 Greenwich Street, New York, New York 10286, United States. Because the depositary or its nominee actually holds the underlying Ordinary Shares, ADS holders generally receive the benefit from such underlying AB InBev Ordinary Shares through the depositary. ADS holders must rely on the depositary to exercise the rights of a shareholder on their behalf, including the voting of the Ordinary Shares represented by the ADSs. If a person becomes an owner of our ADSs, it will become a party to the Deposit Agreement and therefore will be bound by its terms and by the terms of the ADSs and the ADRs. The Deposit Agreement specifies the rights and obligations of AB InBev, the ADS holders’ rights and obligations as owners of ADSs and the rights and obligations of the depositary. The Deposit Agreement, the ADSs and the ADRs will be governed by New York law. However, the underlying Ordinary Shares will continue to be governed by Belgian law, which may be different from New York law.

General

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Brussels office of ING Belgium SA/NV, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286, United States. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286, United States.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the DRS, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Belgian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the Deposit Agreement and the ADSs.

Dividends and Other Distributions

The depositary will agree to pay to ADS holders the cash dividends or other distributions it or the custodian will receive on shares or other deposited securities, after deducting its fees and expenses. Shareholders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

Cash. The depositary will convert, as promptly as practicable, any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval that is required is not filed, sought or obtained in a reasonable period by the depositary, the Deposit Agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, adviser, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares. The depositary may, and will, if we ask it to in writing, distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary will not be required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory assurance from us that it is legal to make that distribution. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

If we declare a distribution in which holders of deposited securities have a right to elect whether to receive cash, shares or other securities, or a right to elect to have a distribution sold on their behalf, the depositary shall endeavor to consult with us and, if we so request in writing, to make that right of election available for exercise by owners of ADSs in any manner the depositary considers to be lawful and practical. The depositary may require satisfactory assurances from us that doing so would not require registration of any securities under the Securities Act.

Rights to purchase additional shares or other rights. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consulting with us, make these rights available to ADS holders or may sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold (either due to the terms of such rights offering or for any other reason) to lapse. In circumstances where rights would otherwise note b distributed, if an ADS holder requests a distribution of warrants or other instruments in order to exercise the rights allocable to the ADS of such holder, the depositary will make such right available to such holder upon our written notice that we permit such rights to be exercised and the holder has executed such documents as reasonably required under applicable law.

If the depositary makes rights available to ADS holders, upon the instruction from such ADS holders, it will exercise the rights and purchase the shares on their behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else that we distribute on deposited securities by any means it may reasonably think is legal, equitable and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. However, the depositary will not be required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory assurance from us that it is legal to make that distribution. The depositary will be permitted to sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary will not be responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We will have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. See Item 8. Financial Information—A. Consolidated Financial Statements and Other Financial Information—Dividend Policy” in the 2019 Form 20-F for further information on our current dividend policy.

Deposit, Withdrawal, Cancellation and Transfer

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

ADSs evidenced by an ADR, when the ADR is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York. The depositary, notwithstanding any notice to the contrary, may treat the owner of ADSs as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the depositary nor AB InBev shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of ADSs (but instead only to the owner of those ADSs).

Voting Rights

ADS holders may instruct the depositary to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver at our expense, except as we may otherwise agree with the depositary, our voting materials to them if we so request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary (the “Instruction Cutoff Date”).

The depositary will try, as far as practical, subject to the laws of Belgium and of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders (assuming such instruction was received prior to the Instruction Cutoff Date). The depositary will only vote or attempt to vote as instructed, or as provided below.

If (a) we made a request to the depositary and gave the depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of ordinary shares in connection with the meeting at least 30 days prior to the meeting date and (b) no instructions are received by the depositary from an owner of ADSs with respect to an amount of deposited securities represented by ADSs of that owner and a matter on or before the Instruction Cutoff Date, the depositary shall deem that owner to have instructed the depositary to give, and the depositary shall give, a discretionary proxy to a person designated by us with respect to that amount of deposited securities to vote that amount of deposited securities as to that matter in accordance with any of our recommendations (including any recommendation by us to vote deposited securities on any issue in accordance with the majority shareholders’ vote on that issue) as determined by the appointed proxy, except that such instruction shall not be deemed to have been given and the depositary shall not give a discretionary proxy with respect to any matter as to which we inform the depositary (and we agree to provide that information as promptly as practicable in writing, if applicable) that (i) we do not wish to receive a discretionary proxy, (ii) substantial opposition exists or (iii) the matter materially and adversely affects the rights of holders of ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.

Amendment and Termination

The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the us and the depositary without the consent of owners or holders of ADSs in any respect which we may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of owners of ADSs, shall, however, not become effective as to outstanding ADSs until the expiration of 30 days after notice of such amendment shall have been disseminated to the owners of outstanding ADSs. Every owner and holder of ADSs, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such ADSs or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the owner of ADSs to surrender ADSs and receive therefor the ordinary shares represented thereby, except in order to comply with mandatory provisions of applicable law.

We may terminate the Deposit Agreement by instructing the depositary to mail notice of termination to the owners of ADSs then outstanding at least 30 days prior to the termination date included in such notice. The depositary may likewise terminate the Deposit Agreement, if at any time 90 days shall have expired after the depositary delivered to us a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the depositary shall disseminate a notice of termination to the owners of ADSs then outstanding at least 30 days prior to the termination date. On and after the date of termination, the owner of ADSs will, upon (a) surrender of such ADSs, (b) payment of the fee of the depositary for the surrender of ADSs referred, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of ordinary shares represented by those ADSs.

If any ADSs shall remain outstanding after the date of termination, the depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the depositary shall continue to collect dividends and other distributions pertaining to the ordinary shares, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver ordinary shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of ADSs (after deducting, in each case, the fee of the depositary for the surrender of ADSs, any expenses for the account of the owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the depositary may sell the ordinary shares then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the owners of ADSs that have not theretofore been surrendered, such owners thereupon becoming general creditors of the depositary with respect to such net proceeds and that other cash. After making such sale, the depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the depositary for the surrender of ADSs, any expenses for the account of the owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the depositary with respect to indemnification, charges, and expenses.

Liability of AB InBev and the Depositary

Neither AB InBev nor the depositary, nor any of their respective directors, employees, agents or affiliates shall incur any liability to any owner of holder of ADSs:

(i)

if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the depositary only) any provision, present or future, of the articles of association or similar document of AB InBev, or by reason of any provision of any securities issued or distributed by us, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the depositary, its agents or us, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the deposited securities, it is provided shall be done or performed;

(ii)

for any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the depositary to take, or not take, any action that the Deposit Agreement provides the depositary may take);

(iii)

for the inability of any owner or holder of ADSs to benefit from any distribution, offering, right or other benefit that is made available to holders of deposited securities but is not, under the terms of the Deposit Agreement, made available to owners or holders of ADSs; or

(iv)	for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution of cash, shares or other distributions, or an offering or distribution of rights to subscribe for additional shares, or for any other reason, such distribution or offering may not be made available to owners of ADRs, and the depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither we nor the depositary assume any obligation or shall be subject to any liability under the Deposit Agreement to owners or holders of ADSs, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The depositary shall not be a fiduciary or have any fiduciary duty to owners or holders of ADSs. The depositary shall not be subject to any liability with respect to the validity or worth of the deposited securities. Neither we nor the depositary shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any deposited securities or in respect of the ADSs, on behalf of any owner or holder of ADSs or other person. Neither we nor the depositary shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any owner or holder of ADSs, or any other person believed by it in good faith to be competent to give such advice or information.

Each of the depositary and AB InBev may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with a matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises, the depositary performed its obligations without negligence or bad faith while it acted as depositary. The depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of deposited securities or otherwise. The depositary shall not be responsible for any failure to carry out any instructions to vote any of the deposited securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The depositary shall not be liable for the inability or failure of an owner or holder of ADSs to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

Notices and reports

If the we takes or decide to take any corporate action related to cash dividends, share distributions, the offering of rights to subscribe for additional shares, or other distributions, or that effects or will effect a change of our name or legal structure, or that effects or will effect a change to our ordinary shares, we shall notify the depositary and the custodian of that action or decision as soon as it is lawful and reasonably practical to give that notice.

We will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the SEC, and the prompt transmittal by us to the depositary and the custodian of such notices and any other reports and communications which are made generally available by us to holders of our ordinary shares. If we so request in writing, the depositary will disseminate, at our expense (except as otherwise agreed between us), of copies of such notices, reports and communications to all owners of ADSs or otherwise make them available to owners of ADSs in a manner that we specify as substantially equivalent to the manner in which those communications are made available to holders of ordinary shares and compliant with the requirements of any securities exchange on which the ADSs are listed. We will timely provide the depositary with the quantity of such notices, reports, and communications, as requested by the depositary from time to time, in order for the depositary to effect that dissemination. The depositary will disseminate to any owner of ADSs upon its request a copy of our most recent annual report, to the extent the Company has supplied copies of that report to the depositary for that purpose.

Changes Affecting Deposited Securities

Upon any change in par value, split-up, consolidation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting is or to which we are a party, or upon the redemption or cancellation by us of the deposited securities, any securities, cash or property which shall be received by the depositary or a custodian in exchange for, in conversion of, in lieu of or in respect of deposited securities, shall be treated as new deposited securities under the Deposit Agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received, unless additional ADSs are delivered pursuant to the following sentence. In any such case the depositary may, and shall, if we so request in writing, deliver additional ADSs as in the case of a dividend in ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new deposited securities.

Your Right to Transfer ADSs or Receive the Shares Underlying Your ADRs

ADS holders will have the right to transfer or cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Pre-release of ADSs

The Deposit Agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release will be closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (iv) subject to such further indemnities and credit regulation as the depositary deems appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties will agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.